UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

☑ Filed by the Registrant	☐ Filed by a Party other than the Registrant

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

LITHIUM AMERICAS CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if

other than the Registrant)

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☑	No fee required
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2026	NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

MONDAY, JUNE 22, 2026 at 9:00 A.M. Pacific Time
https://meetings.lumiconnect.com/400-209-869-217

Letter to LAC Shareholders

May 6, 2026

Dear fellow Lithium Americas shareholders,

Fiscal year 2025 was pivotal for Lithium Americas Corp. (“LAC”) and our Thacker Pass development in Nevada (“Thacker Pass” or the “Project”). In addition to accomplishing significant strategic milestones, we accelerated major construction throughout the year. At the end of December 2025, there were approximately 950 personnel at the Project site. Thacker Pass is one of the most significant energy and industrial projects in the United States, and it is impressive to see the visible pace of construction progress being achieved. We expect this pace to accelerate over the course of 2026.

We started 2025 by publishing a Technical Report in January that positioned Thacker Pass as the largest known measured lithium reserve and resource in the world. The Technical Report demonstrates the multigenerational opportunity for transformational growth the Project represents and its potential to become a lithium district, create American jobs and help the U.S. strengthen the independence of its energy supply.

In April 2025, together with our partners, the U.S. Department of Energy (“DOE”), General Motors Holdings LLC (“GM”) and Orion Resource Partners LP (“Orion”), we achieved fully funded status at both the corporate and project level for the duration of construction and declared the final investment decision for Thacker Pass Phase 1.

Lithium prices fell to their lowest recent levels in June 2025, following a sentiment-driven decline that started mid-year 2024. Broader market conditions and macroeconomic pressures affected the battery value chain, including the outlook for lithium, which in turn impacted lithium equities. Sentiment began to improve in the second half of 2025 alongside announcements of energy stationary storage (“ESS”) investments and installations globally. ESS is now the second-largest driver of lithium demand, growing at double-digit rates (Benchmark Intelligence).

The U.S. government recognizes Thacker Pass as a strategic lithium asset that will help build a domestic supply chain, which is especially important for national security. Our relationship with the U.S. government and the DOE further strengthened in 2025. In October 2025, LAC secured the first drawdown of $435 million on its $2.23 billion loan (“DOE Loan”) from the DOE Office of Energy Dominance Financing (formerly the Loan Programs Office) under the Advanced Technology Vehicles Manufacturing Loan Program. Further, on January 30, 2026, all updates to the October 7, 2025 loan agreement between LAC and the DOE were executed, and the DOE received a 5% equity stake in LAC through warrants to purchase common shares, as well as a 5% economic stake in the Thacker Pass Joint Venture (“JV”) through warrants to purchase non-voting, non-transferable equity interests.

The appreciation in Lithium Americas’ share price in the second half of 2025 led to our inclusion in the S&P/TSX Composite Index in December 2025, highlighting the significant progress we have made as we advance Thacker Pass toward production as well as our commitment to creating long-term value for our shareholders and stakeholders.

During 2025, we entered into three separate at-the-market (“ATM”) equity programs, the last of which was completed in January 2026. The share price appreciation in the second half of 2025 allowed us to opportunistically execute the ATM at times when the share price was at attractive levels and thereby minimize dilution. Under the ATMs, we sold 100.7 million common shares at an average price of $5.96 per share, for aggregate net proceeds of $590.9 million. The net proceeds from the offerings were used for funding DOE Loan reserve account requirements and general corporate purposes, which may include funding of corporate and project overhead expenses, financing of capital expenditures, repayment of indebtedness and additions to working capital.

As of December 31, 2025, detailed engineering was 93% complete and procurement was 60% complete. Given the advanced level of detailed engineering, we expect to begin a definitive capital estimate in the first half of 2026. Advanced levels of engineering and procurement will enable the team to estimate quantities and materials with higher confidence. Further assessment of labor availability and productivity rates is expected to occur by the fourth quarter of 2026. We ended 2025 in a strong position with approximately $905.6 million in total cash and

i

restricted cash, including $412.6 million at the JV, positioning us well as we advance Thacker Pass toward peak construction in late 2026, when we expect to reach peak labor of approximately 1,800 crafts workers on site. On February 24, 2026, we received the second drawdown of $432 million on the DOE Loan.

Major long-lead equipment and a substantial amount of other equipment and construction materials are expected to be delivered to either Thacker Pass or the fabrication yard in Winnemucca throughout the first half of 2026, and early commissioning of individual plants is expected to commence in late 2026. We continue to target mechanical completion in late 2027 and full operational ramp-up during 2028.

To de-risk the transition from engineering, procurement and construction of Thacker Pass through commissioning, ramp up and into production and maintenance of the mine and chemical facility, we are growing our Operations and Business Readiness team. Additional hiring is expected throughout 2026 in preparation for pre-commissioning and process commissioning in late 2026 and throughout 2027.

On behalf of everyone at Lithium Americas, thank you for your continued support. We are excited about what lies ahead in 2026 and beyond as we continue to safely build Thacker Pass and engage with our stakeholders to increase domestic production of critical minerals. Together, we are onshoring large-scale U.S. lithium production, strengthening America’s supply chain, creating exceptional jobs and enhancing our long-term energy security and prosperity.

Sincerely,

Kelvin Dushnisky Executive Chair of the Board	Jonathan Evans President & CEO

Notice of 2026 Annual Meeting
of Shareholders

Dear Shareholders:

The Board of Directors (the “Board”) of Lithium Americas Corp. (the “Company” or “LAC”) invites you to attend the 2026 Annual Meeting of holders (“Shareholders”) of common shares (“Shares”) of the Company (the “Annual Meeting”) on Monday, June 22, 2026 at 9:00 a.m. Pacific Time on Odyssey Trust Company’s virtual meeting platform: https://meetings.lumiconnect.com/400-209-869-217. The virtual meeting platform allows all of our Shareholders to attend.

The Annual Meeting is being held for the following purposes:

•
To receive the audited consolidated financial statements of the Company for the year ended December 31, 2025 and the auditor’s report thereon;
•
To fix the number of directors at seven (7);
•
To elect the seven (7) Board-recommended director nominees named in this Proxy Statement to serve for the ensuing year;
•
To appoint PricewaterhouseCoopers LLP, Chartered Professional Accountants (“PwC”), as the Company’s independent registered public accounting firm for the ensuing year and authorize the Board to fix PwC’s remuneration; and
•
To transact any other business that is properly presented at the Annual Meeting or any adjournments or postponements of the Annual Meeting.

All Shareholders of record at the close of business on April 23, 2026 (the “Record Date”), will be entitled to receive notice of and to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Your votes are important to us. We encourage you to read the Annual Meeting materials in advance to allow for meaningful participation in the voting process, and we encourage you to vote your proxy in advance of the Annual Meeting. To ensure your vote is counted, you are requested to vote your shares promptly. Voting by the internet is fast and convenient, and your vote is immediately tabulated. In addition, by using the internet, you help reduce the Company’s postage and proxy tabulation costs.

We are electronically disseminating Annual Meeting materials to Shareholders, as permitted under the “Notice and Access” rules approved by the U.S. Securities and Exchange Commission (the “SEC”). Shareholders to whom Notice and Access applies will receive a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access Annual Meeting materials via the Internet. The Notice also provides instructions on how to obtain paper copies of the materials if desired. If you are present at the Annual Meeting, you may vote online even if you already voted your proxy by the internet or mail.

The Proxy Materials for the Annual Meeting and the 2025 Annual Report on Form 10-K for the Year Ended December 31, 2025 are available at https://odysseytrust.com/client/lithium-americas-corp/.

If you have any questions relating to the attached document or with the completion and delivery of your proxy, please contact Morrow Sodali & Co., the proxy solicitation agent, by telephone at 1-833-711-5128 (North American Toll Free); or 1.289.695.3075 (Collect Outside North America); or by email at assistance.investor@sodali.com.

Thank you for your continued investment in Lithium Americas Corp.

By Order of the LAC Board of Directors,

Kelvin Dushnisky

Executive Chair

May 6, 2026

About the Annual Meeting

About the Company

On January 23, 2023, the Company was incorporated under the Business Corporations Act (British Columbia) for the sole purpose of acquiring ownership of the North American business assets and investments of Lithium Americas Corp. (“Old LAC”), which is now named Lithium Argentina AG (formerly Lithium Americas (Argentina) Corp.) (“Lithium Argentina”) pursuant to a separation transaction (the “Separation”) that was undertaken on October 3, 2023. Upon consummation of the Separation, the Company was re-named Lithium Americas Corp. The Separation was implemented under the laws of British Columbia pursuant to an arrangement agreement between the Company and Old LAC (the “Arrangement”).

All dollar amounts in this Proxy Statement are in U.S. Dollars unless otherwise indicated.

Unless otherwise indicated, information included in this Proxy Statement is provided as of May 6, 2026.

Purpose of the Annual Meeting

The purpose of the Annual Meeting is for LAC Shareholders to consider and act upon the proposals described in this Proxy Statement and any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof. In addition, management will report on the performance of the Company and respond to questions from shareholders.

Proposals to be Voted Upon at the Annual Meeting

At the Annual Meeting, the Company’s Shareholders will be asked to consider and vote upon the following three proposals:

•
to fix the number of directors at seven (7);
•
to elect the seven (7) Board-recommended director nominees named in this Proxy Statement to serve for the ensuing year; and
•
to appoint PwC as the Company’s independent registered public accounting firm for the ensuing year and authorize the Board to fix their remuneration.

In addition, any other matters that properly come before the Annual Meeting or any adjournment or postponement thereof will be considered. As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by others. If other matters are properly brought before the Annual Meeting for action by the Shareholders, proxies will be voted in accordance with the judgment of the proxyholder.

Recommendation of the Board

The Board recommends that you vote FOR fixing the number of directors at seven (7) (Proposal No. 1); FOR each of the director nominees to the Board (Proposal No. 2); and FOR the appointment of PwC as the Company’s independent registered public accounting firm for the ensuing year and authorization of the Board to fix PwC’s remuneration (Proposal No. 3).

Voting at the Annual Meeting

The Company’s Shares are the only securities of LAC that entitle Shareholders to vote generally at the Annual Meeting. The Company’s authorized capital consists of an unlimited number of Shares without par value. Each Share outstanding on the Record Date entitles the holder thereof to one vote at the Annual Meeting. As of the Record Date, 348,821,406 Shares were issued and outstanding. LAC’s Shares are listed and traded on the New York Stock Exchange (“NYSE”) and the Toronto Stock Exchange (“TSX”) under the ticker symbol “LAC.”

Only Shareholders whose names have been entered in the register of Shareholders as of the close of business on the Record Date will be entitled to receive notice of and to vote at the Annual Meeting. As a Shareholder of record, you may vote at the Annual Meeting or by proxy by signing and submitting your proxy card or by submitting your vote through the internet. Whether or not you plan to attend the Annual Meeting, you are urged to vote by way of the internet or by completing and returning the proxy card. If you submit a proxy but do not give voting instructions as to how your Shares should be voted on a particular proposal at the Annual Meeting, your Shares will be voted in accordance with the recommendations of LAC’s Board as stated in this Proxy Statement.

Shareholders who have given a proxy may revoke it at any time not less than 48 hours (excluding Saturdays, Sundays and statutory holidays in the Province of British Columbia) before the Annual Meeting time or, if adjourned, any reconvened meeting time by sending written notice of revocation signed by the Shareholder or their authorized attorney (or for Registered Shareholders who are corporations, by an authorized officer or attorney under the corporate seal) to the Company’s head office at Lithium Americas Corp., 3260 - 666 Burrard St, Vancouver, BC V6C 2X8. A proxy may also be revoked in any other manner permitted by law. A Shareholder attending the Annual Meeting has the right to vote virtually at the Annual Meeting, including a Shareholder who previously voted by proxy and, if he or she does so, his or her proxy is nullified with respect to the matters such person votes upon and any subsequent matters to be voted upon at the Annual Meeting. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you vote or specifically so request at the Annual Meeting. A revocation of a proxy does not affect any matter on which a vote has been taken prior to the time of the revocation.

If, on the Record Date, you hold Shares in an account with a brokerage firm, bank or other nominee, then you are a beneficial owner of the Shares and hold such Shares in “street name,” and these proxy materials will be forwarded to you by that organization. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the Shares held in their account, and the nominee has enclosed or provided voting instructions for you to use in directing how to vote your Shares. The nominee that holds your Shares, however, is considered the Shareholder of record for purposes of voting at the Annual Meeting. Because you are not the Shareholder of record, you may not vote your Shares at the Annual Meeting unless a legal proxy from your broker, bank or other nominee appointing you as proxyholder is obtained. Whether or not you plan to attend the Annual Meeting, you are urged to vote by following the voting instructions provided to you to ensure that your vote is counted.

If you are a beneficial owner and do not vote, and your broker, bank or other nominee does not have discretionary power to vote your Shares, your Shares may constitute “broker non-votes.” Broker non-votes occur when Shares held by a broker for a beneficial owner are not voted with respect to a particular proposal and generally occur because the broker (1) does not receive voting instructions from the beneficial owner, and (2) lacks discretionary authority to vote the Shares. Brokers and other nominees have discretionary authority to vote on ratification of the Company’s independent registered public accounting firm for clients who have not provided voting instructions. However, without voting instructions from their clients, they cannot vote on “non-routine” proposals, including the election of directors. Shares that constitute broker non-votes will be counted for the purpose of establishing a quorum at the Annual Meeting.

If you are a beneficial Shareholder wishing to change your vote you must, at least seven days before the Annual Meeting, contact your intermediary to change your vote and follow your intermediary’s instructions. A revocation of a proxy does not affect any matter on which a vote has been taken prior to the revocation.

Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. If you receive more than one Notice, it is because your Shares are registered in more than one name or are registered in different accounts. Please follow the instructions on each Notice received to ensure that all your Shares are voted.

Quorum Requirement for the Annual Meeting

The Company’s articles provide that the quorum for the transaction of business at the Annual Meeting is at least two Shareholders who hold in aggregate at least 5% of the issued Shares entitled to vote at the Annual Meeting. A simple majority of the votes cast at the Annual Meeting, whether virtually, by proxy or otherwise, will constitute approval of any item of business considered at the Annual Meeting. Abstentions (i.e., if you or your broker mark “ABSTAIN” or “WITHHOLD” on a proxy or voting instruction form, or if a Shareholder of record attends the Annual Meeting but does not vote (either before or during the Annual Meeting)) and broker non-votes will be considered to be Shares present at the meeting for purposes of a quorum.

Required Votes

Proposal No. 1: Setting the number of Directors. Shareholders will be asked to approve setting the number of directors for the Company at seven (7).

Proposal No. 2: Election of Directors. Shareholders will be asked to elect the seven (7) Board-recommended director nominees named in this Proxy Statement to serve for the ensuing year.

Proposal No. 3: Appointment of the Company’s independent registered public accounting firm. Shareholders will be asked to approve the proposal to appoint PwC as LAC’s independent registered public accounting firm for the ensuing year and authorize the Board to fix their remuneration.

Solicitation of Proxies

Solicitation of proxies is being made by and on behalf of management of the Company and may be made via the Internet, mail, personal interview or telephone by officers, directors and regular employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of Shares that those companies or persons hold of record, and the Company will reimburse the forwarding expenses.

We have retained Morrow Sodali & Co. to assist in the solicitation of proxies for the Annual Meeting for a fee of approximately $37,200 plus reimbursement of out-of-pocket expenses. In addition, the Company has retained Odyssey Trust Company ("Odyssey") to provide various services relating to the tabulation of votes, for an aggregate fee of approximately $3,000. The Company will bear all costs of solicitation.

Default Voting

A proxy that is properly completed and submitted will be voted at the Annual Meeting in accordance with the instructions on the proxy. If you properly execute and submit a proxy, but do not provide any voting instructions and you appoint the Management Nominees named in the form of proxy, your Shares will be voted FOR fixing the number of directors at seven (7) (Proposal No. 1); FOR each of the director nominees to the Board (Proposal No. 2); and FOR the appointment of PwC as the Company’s independent registered public accounting firm for the ensuing year and authorization of the Board to fix their remuneration (Proposal No. 3).

If any other business properly comes before the Shareholders for a vote at the Annual Meeting, your Shares will be voted in accordance with the discretion of the holders of the proxy. As of the date hereof, the Board is not aware of any business to be considered at the Annual Meeting other than the items referred to in the Notice of Meeting.

Exercise of Discretion

Shares represented by a properly executed proxy will be voted or withheld from voting in accordance with the instructions contained therein on any ballot that may be called for and, if a Shareholder specifies a choice with respect to any matter to be acted upon at the Annual Meeting, the Shares represented by the proxy shall be voted accordingly.

Except with respect to broker non-votes described below, the proxy when properly completed and delivered and not revoked also confers discretionary authority upon the person appointed proxy thereunder to vote with respect to any amendments or variations of matters identified in the Notice of Meeting and with respect to other matters which may properly come before the Annual Meeting. At the time of posting this Proxy Statement, management of the Company knows of no such amendments, variations or other matters to come before the Annual Meeting.

Under rules of the NYSE, brokers and other intermediaries holding Shares in street name for their customers are generally required to vote the Shares in the manner directed by their customers. If their customers do not give any direction, brokers may vote the Shares at their discretion on routine matters, but not on non-routine matters. Other than the proposals to set the number of directors and for the appointment of the Company’s auditor, the Company believes all of the other matters to be voted on at the Annual Meeting are non-routine matters and brokers governed by NYSE rules may not vote the Shares held in street name for their customers in relation to these items of business without direction from their customers. The absence of a vote on a non-routine matter is referred to as a broker non-vote. Any Shares represented at the Annual Meeting but not voted (whether by abstention, broker non-vote or otherwise) will have no impact in the election of directors or any other matter to be voted on at the Annual Meeting, except to the extent that the failure to vote for an individual nominee results in another individual receiving a larger proportion of votes cast for the election of directors. For purposes of the Company’s Majority Voting Policy (as defined below), a broker non-vote is not considered to be a withhold vote.

Technical Requirements

If you are attending the Annual Meeting online to vote, ensure that you are entitled to vote and that you are connected to the internet at all times to allow you to vote on the resolutions during the polling periods for each matter put before the Annual Meeting. You are responsible for ensuring you have internet connectivity at all times during the Annual Meeting. Participants will also need to have the latest version of Chrome, Safari, Edge or Firefox. The platform does not support access using Internet Explorer. As internal network security protocols (such as firewalls or VPN connections) may block access to the Odyssey meeting platform, participants should use a network that is not restricted by the security settings of any organization or that has disabled any VPN settings. Logging in at least an hour before the start of the Annual Meeting is recommended to check that you are able to access the online platform.

If you are a beneficial Shareholder and wish to vote at the Annual Meeting, you are responsible for appointing yourself or a third party as a proxyholder and submitting your voting instruction form (“VIF”) or proxy form with third party appointment details completed in accordance with instructions on your VIF or proxy form and registering the third party appointment with Odyssey in advance of the Annual Meeting by sending an email to appointee@odysseytrust.com and providing Odyssey with your proxyholder’s contact email, number of Shares appointed, name in which the Shares are registered, if you are a registered holder, or the name of the broker where your Shares are held if you are a beneficial holder, so that Odyssey may provide the proxyholder with their username and control number via email.

The Company believes that Shareholder participation at meetings is important. As such, the meeting platform the Company has selected allows for registered Shareholders to ask written questions during the Annual Meeting.

This process facilitates a similar level of interaction as would be expected at an in-person meeting. Questions will be answered by the Chair of the Annual Meeting, or by the Company’s senior management at the Chair’s discretion. The Company may choose not to answer any question that is asked of LAC if the Company determines the question is inappropriate for any reason.

Notice and Access

Pursuant to rules promulgated by the SEC, and in accordance with an exemptive relief order granted by the British Columbia Securities Commission and Ontario Securities Commission to the Company on April 22, 2025, LAC has elected to provide access to the Company’s proxy materials over the internet. Accordingly, the Company will mail the Notice, on or about May 6, 2026, to Shareholders as of the Record Date containing instructions on how to access Annual Meeting materials via the internet. The Company will not use the procedure known as “stratification” in relation to LAC’s notice-and-access method of delivery of materials, where a paper copy of the meeting materials is provided along with the notice package. We will also mail a paper copy of the proxy materials and/or 2025 Annual Report to beneficial owners who requested to receive one. All applicable meeting materials will be forwarded to beneficial shareholders at LAC’s expense.

On the date of mailing of the Notice, all Shareholders will have the ability to access all of the proxy-related materials, including the Notice, this Proxy Statement, the audited consolidated financial statements of the Company for the year ended December 31, 2025 and related auditor’s report and management’s discussion and analysis (“MD&A”) on SEDAR+ at www.sedarplus.ca, on EDGAR at www.sec.gov, the Company’s website at www.lithiumamericas.com and https://odysseytrust.com/client/lithium-americas-corp/.

Should you request it, LAC will make paper copies of these proxy materials available free of charge. To request a copy, please refer to the Notice. Shareholders who wish to receive a paper copy of the meeting materials in advance of the Annual Meeting should submit their request to us no later than June 8, 2026 to allow sufficient time for you to receive and review the materials before the proxy submission deadline of 9:00 a.m. Pacific Time on June 18, 2026. The Company will send materials within three business days of receiving a request if the request is received before the meeting date, or within ten (10) days if received on or after the meeting date. Consider emailing your request to us and requesting an electronic copy of the materials to ensure you have sufficient time to review the materials.

Interest of Certain Persons in Matters to be Acted Upon

No person who has been a director or executive officer of the Company at any time since the beginning of the Company’s last completed financial year, nor any nominee for director of the Company, nor any associate or affiliate of the foregoing persons has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Annual Meeting other than the election of directors or the appointment of auditors.

Interest of Informed Persons in Material Transactions

Except as set out in this Proxy Statement, no person who has been a director or executive officer of the Company, nor any nominee for director of the Company, nor any person or company who beneficially owns or who exercises control or direction over (or a combination of both), directly or indirectly, more than 10% of the issued and outstanding Shares, nor any associate or affiliate of those persons, has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any transaction since the beginning of the Company’s last completed financial year or in any proposed transaction which has materially affected or would materially affect the Company or its subsidiaries.

PROPOSAL NO. 1:

Fixing the Number of Directors

At the Annual Meeting, management proposes, and the Management Nominees intend to vote in favor of, fixing the number of directors of the Company to be elected at the Annual Meeting at seven (7).

Vote Required

Approval of Proposal No. 1 requires the affirmative vote of a majority of the votes cast by Shareholders, in person or by proxy, at the Annual Meeting. If you appoint the Management Nominees named in the accompanying form of proxy as your proxyholders, in the absence of instructions to the contrary, the accompanying proxy will be voted FOR the fixing of the number of directors at seven (7). Shareholders may vote "FOR" or "AGAINST" for this proposal.

PROPOSAL NO. 2:

Annual Election of Directors

At the Annual Meeting, seven (7) directors will be nominated for election to the Company’s Board. The Governance and Nomination (“G&N”) Committee evaluated the nominees in accordance with the G&N Committee’s Charter and the Company’s Corporate Governance Framework and submitted the nominees to the Board for approval.

The Board has nominated the following individuals for election to the Company’s Board, in each case, to serve until the next annual meeting, or until his or her successor is elected and qualified or until their earlier resignation or removal:

Kelvin Dushnisky

Yuan Gao

Michael Brown

Fabiana Chubbs

Jonathan Evans

Philip Montgomery

Clayton Walker

Each of the above individuals is currently serving as a director of the Company. Biographical information for each nominee is contained in the Directors and Section 16 Officers section below.

Each of the nominees has consented to being named in this Proxy Statement and serving on the Board, if elected. The Board has no reason to believe that any of its nominees will be unable to serve if elected. If a director nominee becomes unable or unwilling to accept nomination or election, either the number of the Company’s directors will be reduced or the persons acting under the proxy will vote for the election of a substitute director nominee that the Board recommends.

Vote Required

The election of each director in this Proposal No. 2 requires the affirmative vote of a plurality of the Shares validly cast at the election. If you appoint the Management Nominees named in the accompanying form of proxy as your proxyholders, in the absence of instructions to the contrary, the accompanying proxy will be voted FOR the nominees listed herein. Shareholders may vote “FOR” or “WITHHOLD” for each of the nominees.

Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal. Broker non-votes will have no effect on Proposal No. 2.

Majority Voting Policy

The Company has a majority voting policy that establishes requirements for the election of directors at uncontested meetings of Shareholders (the “Majority Voting Policy”). Under the Majority Voting Policy, nominees are required to stand for election individually and not as a slate. Any nominee who receives a majority of “withheld” or “against” votes (50% + 1) is deemed to have tendered their resignation to the Board. The Board has the discretion, on recommendation from the G&N Committee, to decline any deemed resignation within 90 days of the meeting at which the election occurred, but doing so will require the Company to issue a press release stating the reasons for that decision pursuant to the Majority Voting Policy, a copy of which will be provided to TSX. The Board will accept the resignation absent exceptional circumstances, and the resignation will be effective when accepted by the Board. The nominee would be excluded from Board and committee meetings until a decision is made on whether to accept the nominee’s deemed resignation. Any acceptance of a deemed resignation will create a vacancy on the Board that can be filled as permitted by applicable corporate law in British Columbia, including a Board appointment of a new nominee.

Recommendation

The Board unanimously recommends that Shareholders vote FOR the election of each of the director nominees.

Directors and Section 16 Officers

DIRECTORS OF THE REGISTRANT

Director Profiles

The following profiles provide information about the seven individuals nominated for election to the Board, including their backgrounds, experience, current directorships, and the Board committees they sit on. Additional information regarding skills and experience of the Company’s directors can be found in the Mix of Skills and Experience section below.

Jinhee Magie is not a nominee for re-election and will conclude her service as director at the 2026 Annual Meeting. The Board extends its sincere appreciation to Ms. Magie for her years of dedication and valuable contributions as a director of the Company.

Board committees are abbreviated in this Proxy Statement as shown in the table below.

Committee	Abbreviation
Audit and Risk Committee	A&R Committee
Compensation and Leadership Committee	C&L Committee
Governance and Nomination Committee	G&N Committee
Safety and Sustainability Committee	S&S Committee
Technical Committee	Technical Committee

Director and Executive Chair of the Company Residence: Toronto, Ontario, Canada Age: 62 Director since: 2023 Gender: Male	Kelvin Dushnisky	Non-Independent

Mr. Dushnisky is the Executive Chair of the Company. He joined the Board in October 2023, and served as a Director of Old LAC from June 2021 to October 2023. Mr. Dushnisky has served as the Executive Chair of B2Gold Corp. since February 23, 2026. He previously served as Chief Executive Officer and a member of the Board of Directors of AngloGold Ashanti PLC where he led the execution of the organization’s strategic priorities and oversaw a global portfolio of mining operations and projects in Africa, South America and Australia, along with exploration interests and investments in Canada and the USA. Prior to AngloGold Ashanti, Mr. Dushnisky had a sixteen-year career with Barrick Gold Corporation (“Barrick”), ultimately as its President and a member of the Barrick Board of Directors. Prior to Barrick, Mr. Dushnisky held senior executive and board positions with a number of private and listed companies. Mr. Dushnisky holds a B.Sc. (Hon.) degree from the University of Manitoba and M.Sc. and Juris Doctor degrees from the University of British Columbia. He is a member of the Law Society of British Columbia and the Canadian Bar Association. Among numerous other industry and related associations, Mr. Dushnisky is past Chair of the World Gold Council and a former member of the International Council on Mining and Metals (ICMM) CEO Council and the Accenture Global Mining Council. Mr. Dushnisky is a past member of the Board of Trustees of the Toronto-based University Health Network (UHN). LAC believes that Mr. Dushnisky is well suited to serve as a director and Executive Chair of the Board based on his extensive experience in the mining industry, including service as a director and executive to public corporations in the industry.

LAC Committees: None

Other Public Company Directorships*:

•
B2Gold Corp. (NYSE: BTG | TSX: BTO)
o
Executive Chair since February 23, 2026
o
Board Chair from July 1, 2024 to February 22, 2026
o
Member of the Corporate Governance and Nominating Committee from July 1, 2024 to February 22, 2026
o
Member of the Compensation Committee from July 1, 2024 to February 22, 2026
•
Doman Building Materials Group Ltd. (TSX: DBM)
o
February 2010 – May 8, 2026**
o
Lead Independent Director
o
Chair of the Nominating and Corporate Governance Committee
o
Member of the Audit Committee from June 18, 2020 to May 30, 2024
o
Member of the Compensation Committee from June 18, 2020 to May 30, 2024

* In 2025, Mr. Dushnisky had a 100% attendance rate for board meetings across the companies on which boards he served.

** Mr. Dushnisky has officially notified Doman Building Materials Ltd. that he will not stand for re-election at the company’s annual meeting of shareholders on May 8, 2026.

Prior Public Company Directorships (2019-2024):

•
Rigel Resource Acquisition Corp. (“Rigel”) (NYSE: RRAC)
o
June 2021 – May 2025
•
Old LAC (NYSE: LAR | TSX: LAR)
o
June 2021 – October 2023
o
Member of the Governance, Nomination, Compensation and Leadership Committee
o
Member of the Environment, Sustainability, Safety and Health Committee

Lead Independent Director Residence: Broomfield, Colorado, USA Age: 63 Director since: 2023 Gender: Male	Yuan Gao	Independent

Dr. Gao joined the Board in October 2023 and served as Director of Old LAC from September 2019 to October 2023. He was the Vice Chairman of the board of Qinghai Taifeng Pulead Lithium-Energy Technology Co. Ltd, a leading producer of cathodes for lithium-ion batteries, from September 2019 to May 2023, having served as President and Chief Executive Officer from May 2014 to September 2019. Previously, Dr. Gao served as Vice President at Molycorp Inc., and as Global Marketing Director and Technology Manager at FMC Corporation (USA). Dr. Gao holds a BSc from the University of Science and Technology of China, and a PhD in Physics from the University of British Columbia. He has also completed Executive Education at The Wharton Business School, University of Pennsylvania. LAC believes that Dr. Gao is well suited to serve as a director based on his experience in significant management roles and his broad experience in the energy industry.

LAC Committees: C&L Committee, G&N Committee (Chair) and Technical Committee

Other Public Company Directorships: Fino Inc. (KOSDAQ:033790)

Prior Public Company Directorships (2019-2024):

•
Old LAC (NYSE: LAR | TSX: LAR)
o
September 2019 – October 2023
o
Chair of the Governance, Nomination, Compensation and Leadership Committee
o
Member of the Environment, Sustainability, Safety and Health Committee
o
Member of the Audit Committee

Director Residence: Henderson, Nevada, USA Age: 67 Director since: 2023 Gender: Male	Michael Brown	Independent

Mr. Brown joined the Board on October 3, 2023. He is a Fellow at the Lincy Institute at the University of Nevada, Las Vegas (“UNLV”). He joined UNLV in 2023 following service in the Cabinet of Governor Sisolak of Nevada from 2019 to 2022; first as Director of the Department of Business & Industry and then as Executive Director of the Governor’s Office of Economic Development. Previously, Mr. Brown served as President of Barrick Gold North America, a subsidiary of Barrick Gold Corporation from 2015 to 2018 after serving in roles of increasing responsibility with Barrick since 1994. He is a former member of the executive committee of the U.S. National Mining Association and a past Chairman of the Nevada Mining Association. Mr. Brown holds an MBA from George Washington University. Mr. Brown is enrolled in the Directorship Certification program of the National Association of Corporate Directors (NACD). In 2025, he participated in four NACD member forums, including sector roundtables on emerging energy and manufacturing issues. LAC believes that Mr. Brown is well suited to serve as a director based on his deep knowledge of mining industry dynamics and public policy in the US.

LAC Committees: A&R Committee and S&S Committee (Chair)

Other Public Company Directorships: None

Prior Public Company Directorships (2019-2024): None

Director Residence: Vancouver, British Columbia, Canada Age: 60 Director since: 2023 Gender: Female
	Fabiana Chubbs	Independent

Ms. Chubbs joined the Board in October 2023 and served as Director at Old LAC from June 2019 to October 2023. Ms. Chubbs served as the Chief Financial Officer of Eldorado Gold Corporation from 2011 to 2018. She joined Eldorado Gold Corporation in 2007 and led Treasury and Risk Management functions until accepting the Chief Financial Officer position. Prior to joining Eldorado Gold Corporation, Ms. Chubbs was a Senior Manager with PwC Canada. During her ten years at PwC Canada, she specialized in audit of public mining and technology companies. Ms. Chubbs started her career in her native Argentina, with experience divided between PwC Argentina and IBM. Ms. Chubbs holds dual degrees from the University of Buenos Aires, including a Certified Public Accountant bachelor’s degree, and a Bachelor of Business Administration degree. Ms. Chubbs is a Chartered Professional Accountant in Canada. Ms. Chubbs also serves on the board of Royal Gold, Inc. LAC believes that Ms. Chubbs is well suited to serve as a director based on her extensive international and financial experience in the mining industry and her expertise in accounting, risk management and Sarbanes-Oxley controls.

LAC Committees: A&R Committee (Chair) and G&N Committee

Other Public Company Directorships:

•
Royal Gold, Inc. (NASDAQ: RGLD)
o
Member of the Audit and Finance Committee
o
Member of the Governance, Nominating and Compensation Committee

Prior Public Company Directorships (2019-2024):

•
Old LAC (NYSE: LAR | TSX: LAR)
o
June 2019 – October 2023
o
Chair of the Audit and Risk Committee
o
Member of the Governance, Nomination, Compensation and Leadership Committee

Director, President and CEO Residence: Henderson, Nevada, USA Age: 56 Director since: 2023 Gender: Male	Jonathan Evans	Non-Independent

Mr. Evans is the President and Chief Executive Officer of the Company, and has served as a Director of the Company, since the Separation in October 2023. He was a Director of Old LAC from June 2017 to October 2023, and served as its President from August of 2018 and as Chief Executive Officer from May of 2019 to October 2023. Mr. Evans has more than 20 years of operations and general management experience across businesses of various sizes and industry applications. Previously, he served as Vice President and General Manager for the Lithium Division at FMC Corporation (USA), and as the Chief Operating Officer of DiversiTech Corporation, a portfolio company of the private equity group, Permira. Mr. Evans has also held executive management roles at Arysta LifeScience, AMRI Corporation and General Electric. After earning a B.Sc. in mechanical engineering from Clarkson University, Mr. Evans served in the United States Army as an Armor/Cavalry officer. He subsequently earned a MSc from Rensselaer Polytechnic Institute. LAC believes that Mr. Evans is well suited to serve as a director based on his broad experience in the chemicals and lithium industries and his significant experience in management roles at the Company.

LAC Committees: S&S Committee and Technical Committee

Other Public Company Directorships:

•
Neo Performance Materials Inc. (TSX: NEO)
o
Chair, Compensation and Human Resources Committee
o
Member, Health, Environment, Safety and Security Committee

Prior Public Company Directorships (2019-2024):

•
Old LAC (NYSE: LAR | TSX: LAR)
o
June 2017 – October 2023

Director Residence: Dalkeith, Western Australia, Australia Age: 62 Director since: 2023 Gender: Male	Philip Montgomery	Independent

Mr. Montgomery joined the Board in October 2023. He brings extensive global experience in major capital projects. Over his 35-year career at BHP Group Limited and its predecessor organizations, Mr. Montgomery worked across various geographies and commodities, demonstrating expertise in leading assets and projects as well as senior corporate roles, including, Global Head of Group Project Management and Vice President – Projects. Since 2020 he has served as a non-executive director on various private and public company boards. Mr. Montgomery holds a B.Sc. in Mechanical Engineering and Business Management from Oxford Brookes University. LAC believes that Mr. Montgomery is well suited to serve as a director based on his executive leadership experience in managing major capital projects.

LAC Committees: C&L Committee, S&S Committee and Technical Committee (Chair)

Other Public Company Directorships: None

Prior Public Company Directorships (2019-2024):

•
Walkabout Resources Ltd. (ASX: WKT)
o
July 2021 – November 2024
o
Member of the Audit Committee
o
Chair of the Remuneration Committee

Director Residence: Cottonwood Heights, Utah, USA Age: 56 Director since: May 4, 2026 Gender: Male	Clayton Walker	Independent

Mr. Walker is the former Chief Growth and Development Officer at Rio Tinto where he was responsible for the overall strategic direction and execution of the copper growth portfolio. From 2021-2025 Mr. Walker served as Chief Operating Officer for Rio Tinto’s copper product group, where he led global teams focused on growth and optimization through a world-class copper portfolio. His responsibilities included oversight of major operations and projects across the Americas, including Rio Tinto Kennecott in Utah and Resolution Copper in Arizona. From 2016-2021, he served as Chief Executive Officer and Executive Chairman of Iron Ore Company of Canada. Prior to that, Mr. Walker spent 15 years in various management roles at Rio Tinto. Mr. Walker holds a Master of Business Administration degree from the University of Utah and a Bachelor of Science, Metallurgical Engineering degree from the University of Utah.

LAC Committees: None*

*Mr. Walker has been appointed as a member of each of the A&R Committee, the S&S Committee (Chair) and the Technical Committee, effective immediately following the Annual Meeting, subject to his election at the Annual Meeting.

Other Public Company Directorships:

•
Peabody Energy, Inc. (NYSE: BTU)
o
Member of the Compensation Committee
o
Member of the Health, Safety, Security & Environmental Committee

Prior Public Company Directorships (2019-2024): None

Corporate Cease Trade Orders, Bankruptcies, Penalties and Sanctions

To the knowledge of the Company, no director or proposed director of the Company is, or within the ten (10) years prior to the date of this Proxy Statement has been, a director or executive officer of any company, including the Company that:

(a)
while that person was acting in that capacity was the subject of a cease trade order or similar order, or an order that denied the company access to any exemption under securities legislation for a period of more than thirty (30) consecutive days; or
(b)
was subject to an event that resulted, after the director ceased to be a director or executive officer of the company, in the company being the subject of a cease trade order or similar order, or an order that denied the relevant company access to any exemption under securities legislation, for a period of more than 30 consecutive days.

To the knowledge of the Company, no director, except as to Philip Montgomery as disclosed below, proposed director or executive officer of the Company is, or within the ten (10) years prior to the date of this Proxy Statement has been, a director or executive officer of any company, including the Company, that while that person was acting in that capacity, or within a year of that person ceasing to act in that capacity, became bankrupt, made a proposal under any legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold its assets.

To the knowledge of the Company, no director or proposed director of the Company has, within the ten (10) years prior to the date of this Proxy Statement, become bankrupt or made a proposal under any legislation relating to bankruptcy or insolvency, or been subject to or instituted any proceedings, arrangement or compromise with creditors, or had a receiver, receiver manager or trustee appointed to hold the assets of that individual.

In October 2021, Salt Lake Potash, an Australian company of which Philip Montgomery was a director at the time, voluntarily declared the company insolvent and appointed KPMG LLP as receivers. In November 2024, Walkabout Resources Pty Ltd, an Australian company of which Philip Montgomery was a director at the time, voluntarily declared the company insolvent and appointed Korda Mentha as receivers.

Director Independence

LAC believes that the majority of the Company’s directors are independent in accordance with applicable Canadian legal requirements and guidelines and independence criteria of the regulations of the SEC and rules of the NYSE. The G&N Committee and the Board review the independence of each Board member and nominated director against these criteria at least once a year. Consistent with the laws and rules described above, the Board has reviewed all relationships between the Company and each director and director nominee and considered all relevant quantitative and qualitative criteria.

The Board has determined that the following six (6) of the eight (8) current LAC directors qualify as independent: Yuan Gao, Michael Brown, Fabiana Chubbs, Jinhee Magie, Philip Montgomery, and Clayton Walker. Following the Annual Meeting, if all of the director nominees are duly elected thereat, five (5) of the seven (7) LAC directors will qualify as independent. The non-independent directors of the Company are Jonathan Evans, who is the President and CEO of the Company, and Kelvin Dushnisky, who is the Executive Chair.

As discussed below under the heading "Board Committee Participation", following the Annual Meeting, assuming all of the director nominees are duly elected thereat, the Board expects to reconstitute each of its standing committees to reflect the updated Board composition. The Board has determined that all of the directors who currently serve on the A&R Committee, the C&L Committee and the G&N Committee, as well as those who will serve on the reconstituted A&R Committee, the C&L Committee and the G&N Committee, are independent under NYSE and SEC criteria. The current chair of each Board committee is, and the chair of each Board committee following the Annual Meeting will be, independent.

In recommending to the Board that it determine a director is independent, the G&N Committee considered whether there were any other facts or circumstances that might impair a director’s independence. Generally, independence of a director means that the individual is not an employee or member of management of the Company or any subsidiary, receives no compensation from the Company or a subsidiary except compensation for serving as a director on the Board, and generally the individual has no conflicts of interest or other ties to management, the Company or a subsidiary that would lead to a determination that the individual is unable to exercise judgment independent of management. These same considerations extend to immediate family members of the individual.

Dr. Gao has been appointed as the Lead Independent Director by the Board and is responsible for ensuring that the independent directors have regular opportunities to meet in executive sessions without the presence of executives and non-independent directors. Discussions among the independent directors will be led by the Lead Independent Director who will subsequently provide feedback to the Executive Chair. Independent directors hold regularly scheduled meetings at which non-independent directors and members of management are not in attendance.

Name	Independent(1)	Not Independent	Reason for non-independence
Kelvin Dushnisky (Executive Chair)		✓	Executive Chair of the Company
Yuan Gao (Lead Independent Director)	✓
Michael Brown	✓
Fabiana Chubbs	✓
Jonathan Evans (President & CEO)		✓	President & CEO of the Company
Jinhee Magie(2)	✓
Philip Montgomery	✓
Clayton Walker	✓

Notes:

(1)
The NYSE listing rules require that a majority of the board of directors of a company listed on the NYSE be composed of “independent directors,” which is generally defined as a person who the board of directors determines has no “material relationship” with the company. The Board has determined that the following six (6) of the eight (8) current LAC directors qualify as independent: Yuan Gao, Michael Brown, Fabiana Chubbs, Jinhee Magie, Philip Montgomery, and Clayton Walker per the NYSE independence standards. Following the Annual Meeting, if all of the director nominees are duly elected thereat, five (5) of the seven (7) LAC directors will qualify as independent per the NYSE independence standards. The non-independent directors of the Company are Jonathan Evans, who is the President and CEO of the Company, and Kelvin Dushnisky, who is the Executive Chair.
(2)
Ms. Magie will not be standing for re-election at the Annual Meeting.

Board Committee Participation

The following table outlines Board committee participation as of the date of this Proxy Statement. All of the directors who currently serve on the A&R Committee and the C&L Committee have been determined to be independent by the Board as required by NYSE and SEC criteria and applicable Canadian securities laws. The G&N Committee is also comprised entirely of independent directors. The Chairs of each of the Company’s Board committees are independent.

	Audit and Risk Committee(4)	Governance and Nomination Committee	Compensation and Leadership Committee	Safety and Sustainability	Technical Committee
Kelvin Dushnisky(1)
Yuan Gao
Michael Brown
Fabiana Chubbs
Jonathan Evans(2)
Jinhee Magie(3)
Philip Montgomery
Clayton Walker
Committee Chair Committee Member

Notes:

(1)
Mr. Dushnisky is not a member of any of the committees of the Board. He attends certain committee meetings in his capacity as Executive Chair of the Board.
(2)
Mr. Evans is a member of the S&S Committee and Technical Committee. He attends meetings of other committees in his capacity as President and CEO.
(3)
Ms. Magie will not be standing for re-election at the Annual Meeting.
(4)
Mesdames Chubbs and Magie qualify as audit committee financial experts, as defined under Item 407(d)(5) of Regulation S-K. The Board has also determined that all members of the A&R Committee, are financially literate according to the meaning of National Instrument 52-110 – Audit Committees and the rules of the NYSE.

Following the Annual Meeting, the Board expects to reconstitute each of its standing committees to reflect the updated Board composition, assuming all of the director nominees are duly elected thereat. The following table outlines the expected Board committee composition effective immediately following the Annual Meeting. All of the directors who will serve on the reconstituted A&R Committee and the reconstituted C&L Committee have been determined to be independent by the Board as required by NYSE and SEC criteria and applicable Canadian securities laws. The reconstituted G&N Committee will also be comprised entirely of independent directors. The Chairs of each of the Company’s reconstituted Board committees will be independent.

	Audit and Risk Committee(3)	Governance and Nomination Committee	Compensation and Leadership Committee	Safety and Sustainability	Technical Committee
Kelvin Dushnisky(1)
Yuan Gao
Michael Brown
Fabiana Chubbs
Jonathan Evans(2)
Philip Montgomery
Clayton Walker
Committee Chair Committee Member

Notes:

(1)
Mr. Dushnisky will not be a member of any of the committees of the Board. He will attend certain committee meetings in his capacity as Executive Chair of the Board.
(2)
Mr. Evans is expected to be a member of the S&S Committee and Technical Committee. He will attend meetings of other committees in his capacity as President and CEO.
(3)
Ms. Chubbs qualifies as an audit committee financial expert, as defined under Item 407(d)(5) of Regulation S-K. The Board has also determined that all expected members of the A&R Committee are financially literate according to the meaning of National Instrument 52-110 – Audit Committees and the rules of the NYSE.

Additional information regarding Board committees can be found in the Committees of the Board section below.

(1)

Mix of Skills and Experience

The skills matrix below summarizes certain qualifications used by the G&N Committee in their evaluation of the Company’s directors. LAC uses this skills matrix to annually assess the Company’s Board composition and in the recruitment of new directors. The table below indicates each director’s skills and experience in the areas indicated based on a self-assessment by each individual.

Walker
Public Company Executive Leadership	●	●	●	●	●	●	●
Industry	●	●	●	●	●	●	●	●
Operational	●	●		●	●	●	●	●
Legal/Regulatory	●	●	●	●	●	●
Risk Management	●	●	●	●	●	●	●	●
Financial			●	●	●	●
Human Resources/ Human Capital	●	●	●	●	●	●	●	●
Cyber	●			●		●
ESG-S Experience	ESG-S	ESG-S	ESG-S	ESG	ESG-S	ESG	ESG-S	ESG-S

Note:

(1)
Ms. Magie will not be standing for re-election at the Annual Meeting.

To supplement the skills matrix, the directors have given consideration to requisite skills and expertise of the Board to oversee the Company’s Environment, Social and Governance (“ESG”) and Safety (“ESG-S”) opportunities, priorities and enterprise risks, and the Board’s determinations are represented on the skills matrix above.

EXECUTIVE OFFICERS OF REGISTRANT

Information About the Company’s Executive Officers

The table below sets forth information regarding LAC’s executive officers as at the date of this Proxy Statement. Information regarding the Company’s CEO, Jonathan Evans and Executive Chair, Kelvin Dushnisky is included above under Director Profiles.

Executive Vice President and CFO Age: 51

Luke Colton

Mr. Colton joined the Company as Executive Vice President and Chief Financial Officer on January 29, 2025. He is a seasoned mining executive with significant financial, statutory, commercial and leadership experience spanning over two decades across multiple global jurisdictions. Most recently, Mr. Colton was CFO of Minova International from mid-2023 to late-2024, responsible for finance, treasury and taxation as well as being an important member of Minova’s senior leadership team. From 2017 to 2022, Mr. Colton was the CFO of Turquoise Hill Resources (“THR”) as well as a director of Oyu Tolgoi, overseeing the operation of its open-pit mining activities as well as the development of its multi-billion-dollar underground copper mine in Mongolia. Mr. Colton remained the CFO of THR through its privatization by Rio Tinto. His previous experience also includes CFO of Richards Bay Minerals as well as various roles at Rio Tinto and its subsidiaries, including Manager Financial, Capital Accounting and Compliance for Rio Tinto Iron Ore; Principle, Valuations and Analysis within Rio Tinto’s Controllership function; and Manager, Reporting and Control for Rio Tinto Energy America. Mr. Colton began his career at Ernst & Young and holds a Masters of Accountancy from Brigham Young University.

Executive Vice President, Capital Projects and Operations Age: 51

Richard Gerspacher

Mr. Gerspacher has served as the Executive Vice President, Capital Projects and Operations of the Company since January 1, 2026. Prior to, he served as the Executive Vice President, Capital Projects since the Separation in October 2023. Mr. Gerspacher was the Senior Vice President, Capital Projects at Old LAC from February 2022 to October 2023. He has over 24 years of leadership experience in developing and executing successful projects throughout the world in a variety of sectors including industrial minerals, metals mining and power generation. From August 1997 to January 2022, Mr. Gerspacher worked for Fluor Corporation, a global engineering and construction company where he most recently served as Vice President and Projects Director for Fluor's mega Projects Group, including a lithium project in Australia. He also served as Chairman of Fluor's Latin America Talent Development Team and as a member of their Global Project Management Talent Development Team. Mr. Gerspacher holds a Professional Engineer designation, and has a Bachelor's degree in Civil-Structural Engineering from the University of Detroit and a Master of Business Administration degree from Duke University.

Senior Vice President, Government and External Relations Age: 57

Tim Crowley

Mr. Crowley has served as the Senior Vice President, Government and External Relations since January 1, 2026. Prior to, he served as the Vice President, Government and External Relations since the Separation in October 2023. Mr. Crowley served as the Vice President, Government and External Relations of Old LAC from July 2018 to October 2023. Previously, he was the Principal of Crowley & Ferrato Public Affairs from 2014 to 2021. Prior to Crowley & Ferrato Public Affairs, he was the President of the Nevada Mining Association. He sits on the Keep Truckee Meadows Beautiful Board of Directors and the University of Nevada, Mackay School of Earth Sciences and Engineering Advisory Board. Mr. Crowley holds a Bachelor of Science from the University of Nevada, Reno.

Senior Vice President, General Counsel and Corporate Secretary Age: 57

Edward Grandy

Mr. Grandy has served as the Senior Vice President, General Counsel and Corporate Secretary of the Company since the Separation in October 2023. He was the Vice President of Legal and Regulatory Affairs of Old LAC from 2018 to October 2023. He was General Counsel of Barrick's copper business from 2012 to 2018 and previously managed the legal affairs for a number of operating and developing projects in the U.S. and Canada. He is a legal department leader with broad experience in project development and regulatory compliance. Prior to joining Barrick in 2006, Mr. Grandy was an attorney and shareholder at a leading mountain-state law firm in the U.S. He is a former chair of the Energy, Natural Resources & Environmental Law Section of the Utah State Bar and has served two terms as a Trustee of the American Exploration and Mining Association. He holds a Bachelor of Arts from Middlebury College and a J.D. from the Emory University School of Law.

Senior Vice President, Finance Age: 46

Rob Russell-Smith

Mr. Russell-Smith has served as the Senior Vice President, Finance of the Company since October 2, 2025. He brings over 20 years of experience in finance and accounting, with a strong background in financial reporting, treasury, tax planning, internal audit, and strategic business development. From 2011 until joining LAC, he was at Rio Tinto, where he most recently served as General Manager Finance for Copper Americas, leading finance teams supporting operations at Kennecott Utah Copper, Resolution Copper, Escondida and Nuton. Prior to that, Mr. Russell-Smith held senior finance roles at Turquoise Hill Resources and PricewaterhouseCoopers, supporting complex mining operations and corporate finance initiatives across multiple jurisdictions. Mr. Russell-Smith holds a Bachelor of Arts in Economics and Accounting with French from Bristol University and is both an ACCA and Certified Treasury Professional.

Vice President, Human Resources Age: 41

Aubree Barnum

Ms. Barnum has served as the Vice President, Human Resources of the Company since the Separation in October 2023. She served as the Vice President, Human Resources of Old LAC from November 2021 to October 2023. Ms. Barnum is a human resources professional with over 15 years of experience in municipal and mining industry human resources leadership roles. From November 2020 to October 2021, Ms. Barnum served as Vice President Human Resources for Nevada Copper Corp., prior to which she was the Human Resources Director since October 2018. She earned her Bachelor of Arts degree in Human Physiology from the University of Oregon and a Master of Business Administration/Human Resource Management degree from Columbia Southern University. She holds a Certified Professional in Human Resources (PHR) designation from the Human Resource Certification Institute, is a member of the National Society for Leadership and Success and she sits on the Nevada Governor’s Workforce Development Board.

Vice President, Corporate Development Age: 54

Alexi Zawadzki

Mr. Zawadzki has served as the Vice President, Corporate Development of the Company since January 1, 2026. Prior to, he served as the Vice President, Resource Development since the Separation in October 2023. Mr. Zawadzki served as the President of North American Operations of Old LAC from August 2017 to October 2023, and as the CEO of Lithium Nevada Corp. He has over 20 years of experience developing mining and energy projects in roles of increasing responsibility. Following 10 years working for an international engineering consultancy, in 2007 he founded a publicly traded renewable energy company resulting in the construction and operation of two hydroelectric facilities. Since 2014, he has been focused on the lithium sector as an enabler of renewable energy technologies. Mr. Zawadzki trained as a hydrologist and holds a Masters degree from Wilfrid Laurier University.

Executive Compensation

The Company is currently considered an “emerging growth company” and a “smaller reporting company” (“SRC”) within the meaning of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for purposes of the SEC’s executive compensation disclosure rules. In accordance with such rules, LAC has opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies,” within the meaning of the Exchange Act. Accordingly, the Company provides a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year-End Table, as well as limited narrative disclosures and the Company’s reporting obligations generally extend only to the Named Executive Officers listed below.

Named Executive Officers

The Named Executive Officers ("Named Executives") set out below are the Company's Chief Executive Officer (“CEO”) and the two other highest compensated executive officers who were serving as of December 31, 2025.

Named Executive	Title
Jonathan Evans	President and CEO
Kelvin Dushnisky	Executive Chair
Richard Gerspacher	Executive Vice President, Capital Projects and Operations(1)

Note:

(1)
Mr. Gerspacher has served as the Executive Vice President, Capital Projects and Operations of the Company since January 1, 2026. He served as the Executive Vice President, Capital Projects since the Separation on October 3, 2023 to December 31, 2025.

Program Oversight and 2025 Highlights

The C&L Committee, on behalf of the Board, oversees the Company's executive compensation program. Highlights of the Company’s 2025 program are set out below.

2025 Executive Compensation Program Highlights
2025 Corporate Performance Scorecard	LAC’s 2025 corporate scorecard sets out the Company’s strategic priorities for the year, which reflects corporate performance as an element of at-risk awards, in addition to individual performance.
Independent Compensation Advisor and Benchmarking

Executive compensation is benchmarked against peers from the lithium mining, diversified mining and chemical industries, as well as broader general industry data. Benchmarking allows us to provide competitive and fair compensation, and to retain and attract key talent in a competitive job market landscape. The C&L Committee determines compensation based on this benchmarking and advice from its independent compensation consultant. Compensation is reviewed at least annually.

At-Risk Pay

Short-term incentive (“STI”) and long-term incentive (“LTI”) awards are based on target percentages of base salary under LAC’s performance management program, resulting in a significant component of at-risk pay for the Company’s Named Executives.

Pay for Performance

The Company’s performance management program weighs corporate performance as a factor of STI awards. Individual performance is assessed annually through a combination of achieving individual and corporate goals and objectives. CEO and Executive Chair objectives are based 100% on corporate performance.

Management Compensation Committee

An internal management compensation committee (the “Management Compensation Committee”) oversees compensation matters for non-executive employees, led by the Company’s Vice President, Human Resources and

including the CEO, Chief Financial Officer ("CFO") and Executive Vice President, Capital Projects and Operations.
Incentive Award Caps	The range for STI and LTI awards is a minimum of 0% of target to a cap of 200% of target under LAC’s performance management program.
LTI Awards Vesting Period

The three-year vesting period of LTI awards aligns the interests of executives with the long-term risks and performance of the Company, while also promoting longer-term retention. For 2025, the Board approved: an LTI award mix for executives comprised of 50% RSUs and 50% PSUs; RSUs vest annually over three years (1/3 each year); PSUs cliff vest after a three-year performance period based on the Company’s relative total shareholder return (“TSR”).

Robust Stock Ownership Guidelines

All executive officers and directors are subject to stock ownership requirements designed to align their interests with those of shareholders. Pursuant to the Company’s Share Ownership Policy:

•
LAC’s CEO is required to hold Common Shares having a value equal to 5x the gross amount of the CEO’s annual base salary.
•
All other executive officers are required to hold Common Shares having a value equal to 2x the gross amount of their annual base salary.
•
Non-executive directors of LAC are required to hold Common Shares having a value equal to 5x their annual cash retainer.
•
Unexercised stock options (whether vested or unvested) and unearned PSUs do not count toward the minimum share ownership requirements.

Achievement of these levels of stock ownership must be met within five years from the date the executive officer or director was first elected or appointed.

Insider Trading Policy

The Company has a Securities Trading Policy designed to prevent insider trading while there is material information about LAC not yet publicly disclosed. LAC also implements routine blackout periods under the Securities Trading Policy during public reporting periods and non-routine blackout periods, as needed, including for transactions and other material events.

No Re-Pricing of Equity Incentive Awards	The Company does not reprice outstanding options or other equity incentive awards.
Clawback Policy	The Company may recoup incentive compensation erroneously awarded under LAC’s Incentive Compensation Recovery (Clawback) Policy.
No Hedging or Pledging	Directors, executive officers, employees and internal consultants are prohibited from hedging or pledging Company securities.

Executive Compensation Philosophy

The Company's philosophy is to offer executive compensation that is competitive with the median of a select group of industry peers, with the overall focus of the Company’s program being to offer competitive base compensation and pay for strong performance through an annual performance management program. The goals of LAC’s executive compensation program are to:

•
attract, motivate and retain high performing executives through market competitive base salaries and employee benefits, which are offered throughout the organization;
•
pay for the performance of LAC’s executives through the Company’s performance management program, which includes performance reviews and awards based on the attainment of corporate and individual goals and objectives, thereby furthering the interests of LAC, and ensuring a substantial portion of executive compensation is at-risk;
•
recognize the contribution of LAC’s executives to the Company’s long-term growth through awards of short-term and long-term incentives based on individual and corporate performance; and

•
align the financial interests of executives with the interests of LAC’s shareholders and the Company's overall performance, through equity awards that expose executives to the risks and rewards of ownership of LAC’s Common Shares.

As a development stage lithium mining and processing company targeting near-term production of battery-grade lithium products, LAC is dependent on individuals with specialized skills and knowledge related to mining exploration and development, capital projects management, chemical processing for planned lithium products, corporate finance, legal, human resources and other areas of business or management expertise. The Company operates in a highly competitive talent market with increasing employment opportunities, requiring competitive compensation programs and practices to retain and attract talent.

Elements of Executive Compensation

The Company provides a mix of fixed and variable compensation to motivate executives to achieve overall corporate and individualized goals and to align their interests with those of shareholders. The Board, acting on the recommendation of the C&L Committee, has implemented a compensation structure intended to support these objectives. The elements of the Company’s executive compensation program are summarized in the table below.

Compensation Elements	Features	Objectives
Base Salary	Evaluated annually, based on competitive benchmarking data and consideration of cost-of-living adjustments.

Provides fixed compensation, recognizing individual experience, performance, and responsibilities.

Targeting salary at the median of peer companies promotes retention of talented individuals and facilitates recruitment of new talent in a competitive job market.

STI Awards

STI award = Base Salary x STI Target % x

(Corporate Performance based on % weight by position + Individual Performance based on % weight by position).

Paid 50% in cash + 50% RSUs vesting 60 days from date of grant.

Rewards achievement of annual corporate and individual goals and aligns executive performance with the Company’s strategic priorities.
LTI Awards	50% awarded in RSUs vesting annually over three years and 50% awarded in PSUs with three-year performance vesting conditions LTI = Base Salary x LTI Target x LTI retention factor.

Promotes longer-term retention and aligns long-term interests of the Company’s executives with those of shareholders.

PSUs reflect at-risk awards that link payouts to relative TSR over a three-year period.

Rewards executives for industry out-performance.

Retirement Savings Plan Contributions

Annual contribution matching by LAC to a retirement savings plan, up to 4% of base salary in 2025, subject to a contribution ceiling established annually (For Canadian employees (RRSP), the 2025 ceiling was CDN$32,490. For U.S. employees (401(k)), the 2025 ceilings were $23,500 for employees under age 50 and $31,100 for employees age 50 and over.).

Market competitive benefit. Encourages retirement savings.
Health, Wellness and Other Benefits	Health, dental, life, critical illness and disability insurance. Health and wellness spending account.	Market competitive benefits. Encourages and supports health and wellness.

The C&L Committee reviews each element of compensation for market competitiveness and may weigh a particular element more heavily based on the respective executive’s role and responsibilities within the Company. The committee’s focus is on remaining competitive in the market with respect to LAC’s total compensation program, in addition to certain components of executive compensation such as base salary and performance-based compensation.

For the year ended December 31, 2025, STI awards for the Named Executives were determined based on the 2025 scorecard (weighted in the range of 80% to 100% for Named Executives based on position level) and individual performance for the year (weighted in the range of 0% to 20% for Named Executives based on position level). Corporate goals and objectives were then cascaded down throughout the organization, after being approved by the C&L Committee.

Following the Separation, executive officer and director compensation was paid by LAC. In connection with the Separation, holders of all RSUs, PSUs and DSUs of Old LAC (the “Old LAC Units”) received, in exchange for such outstanding Old LAC Units, equivalent incentive securities of LAC and Lithium Argentina (the “Lithium Argentina Units”). In order to compensate for adjustments made to the Lithium Argentina Units pursuant to the application of subsection 7(1.4) of the Tax Act, certain directors and executive officers of LAC were granted additional RSUs on October 24, 2023, which vested on January 1, 2024 unless such directors or executive officers opted to defer such vesting (the “Cutback Grant”), as more particularly described in the footnotes to the tables below. Although the Company has the discretion to award RSUs, PSUs and options to directors under LAC’s Equity Incentive Plan (the “Former Plan”), the Cutback Grant was intended as a one-time grant to certain directors and executive officers to compensate for certain adjustments under the Tax Act. Going forward, the Company generally intends to compensate directors with a combination of cash and DSUs, rather than RSUs, PSUs and/or options, pursuant to its director compensation program under LAC’s Amended and Restated Equity Incentive Plan (the “A&R Plan”).

Pursuant to the A&R Plan, no non-employee director shall be granted awards during any calendar year that, when aggregated with such non-employee director’s cash fees with respect to such calendar year, exceed $700,000 in total value.

Compensation Governance

Compensation matters are overseen by the C&L Committee, which currently consists of Jinhee Magie (Chair), Yuan Gao and Philip Montgomery, each of whom is an independent director. Following the Annual Meeting, assuming all of the director nominees are duly elected thereat, the C&L Committee is expected to consist of Michael Brown (Chair), Yuan Gao, and Philip Montgomery, each of whom is an independent director. The C&L Committee is responsible for (a) reviewing senior leadership development and succession planning; (b) discharging the Board's responsibilities relating to compensation and benefits of executive officers and directors; and (c) developing and overseeing the Company's compensation policies and programs. The C&L Committee also has the authority to engage external advisors to assist in fulfilling its mandate.

Each of the C&L Committee members has served as a senior officer and/or as a director of public or private companies and has experience in executive and corporate compensation programs, providing them with an understanding of executive compensation policies and practices, along with practical experience as to the workings of such programs and policies. As such, each C&L Committee member has the necessary background and skills to provide effective oversight of executive and director compensation and ensure that sound risk management principles are being upheld in order to align executives' and shareholders' interests. Refer to the profiles of each director who serves on the C&L Committee in the Directors and Section 16 Officers – Directors of the Registrant – Director Profiles section.

Performance Evaluation and Compensation Process

The C&L Committee annually reviews the appropriateness of LAC’s compensation policies, practices and pay components. At year-end, the C&L Committee assesses and reports, to the independent directors, the Executive Chair’s and CEO’s performance as measured against their goals and objectives and the performance of LAC overall, as well as oversees the performance and compensation of the other executive officers at LAC. The CEO is actively engaged in LAC’s compensation programs, other than with respect to his own compensation. The CEO conducts an annual evaluation of each Named Executive’s performance and recommends salary adjustments and individual performance scores to the C&L Committee with the exception of the Executive Chair whose salary adjustment is recommended by the C&L Committee. When determining levels of compensation, the C&L Committee considers the CEO’s recommendations, performance, level of responsibility and relevant market data.

The Board reviews all recommendations of the C&L Committee before giving final approval. Directors who are also executives do not participate in deliberations regarding their own compensation.

The Board retains the discretion to make adjustments, upward or downward, to the formulaic results of LAC’s compensation plan payouts based on broader performance, market conditions and shareholder experience. The Board considers that this informed judgment is important for establishing an alignment between overall pay and performance, and to ensure that incentive awards achieve the intended result and avoid unintended consequences. In determining whether exercising informed judgment is warranted, the Board considers each component of compensation, a Named Executive’s total compensation, as well as the performance of the Company, business unit or individual, as applicable. The Board may exercise judgment in assessing corporate performance, and may alter, cancel or defer amounts payable under the STI program and LTI program to ensure the reasonableness of any incentive award.

The Company will generally engage an independent external compensation consultant to provide advice in connection with executive pay benchmarking, incentive plan design, compensation governance and pay for performance. The C&L Committee retains the independent consultant and receives recommendations from the consultant and determines if any changes are needed to the Company’s executive compensation program and levels of compensation. Compensation Advisory Partners (“CAP”) was engaged as the Company’s independent compensation consultant in 2025. The Management Compensation Committee oversees compensation matters for non-executive employees, led by LAC’s Vice President, Human Resources and including the CEO, CFO and Executive Vice President, Capital Projects and Operations.

Compensation Advisor and Peer Group Benchmarking Review

To continue to offer market-competitive levels of compensation, the Company engaged CAP to provide independent compensation advisory services to the C&L Committee and management. CAP was engaged to recommend executive compensation and performance peer groups for LAC, which were approved by the Board and are more particularly described in the Executive Compensation Peer Group and Peer Group subsections below. CAP also provided the following services to the Company in 2025: executive compensation benchmarking, incentive plan design and non-employee director compensation benchmarking. CAP regularly attends meetings of the C&L Committee.

The 2025 benchmarking review completed by CAP, in consultation with management and the C&L Committee involved an assessment review of an executive compensation peer group consisting of public lithium mining companies, other diversified mining companies, and lithium and other specialty chemical producers located in Canada, the U.S. and Australia which publicly disclose their compensation practices. After confirming the peer group, target compensation for the Company’s executives was compared to peer group data and other industry survey data, reflecting positions with similar roles and scopes of responsibility. Executive compensation adjustments for 2025 were determined based on this review, in addition to the PSU performance peer group established for 2025.

Executive Compensation Peer Group

Following the Separation in 2023, the Board has periodically reviewed LAC’s peer group to ensure alignment with the Company’s size, strategy and market positioning. In November 2024, CAP conducted a comprehensive review of the peer group based on the following criteria:

Peer Group Criteria
Public Companies	Publicly traded companies generally reflect the most relevant benchmarks, and provide an efficient source of executive compensation information
Company Size	Executive compensation levels are generally correlated with company size (e.g., market capitalization) and stage as public company
Operating/Business	Factors considered included geographic footprint, operating characteristics, corporate office location and stock price correlation

Based on CAP’s review and recommendations, the Board approved the following Compensation Peer Group for 2024. The peer group was reviewed again in 2025 and remained unchanged.

2025 Compensation Peer Group(1)
Centerra Gold Inc.	Liontown Limited (formerly Liontown Resources Limited)	Sigma Lithium Corporation
Compass Minerals International, Inc.	Lithium Argentina AG (formerly Lithium Americas (Argentina) Corp.)	SSR Mining Inc.
Ecovyst Inc.	McEwen Inc. (formerly McEwen Mining Inc.)	Standard Lithium Ltd.
Elevra Lithium Limited (formerly Sayona Mining Limited)	MP Materials Corp.	TETRA Technologies, Inc.
Ioneer Ltd.	Oceana Gold Corporation	Tronox Holdings plc

Note:

(1)
The companies included in the compensation peer groups are identified as they existed at the time the compensation peer groups were assembled and do not reflect any changes relating to such entities as a result of any subsequent corporate developments including name changes, mergers, acquisitions and other corporate transactions.

Performance Peer Group

The criteria set out below were applied to develop the following performance peer group for LAC, which was recommended by CAP and the C&L Committee, and approved by the Board. The performance peer group is used to determine LAC’s relative TSR performance for PSUs granted to executives, as described in more detail below.

Criteria for Selection as Performance Peers
Industry	Public companies with comparable sectors to include mining – specifically lithium, then broader to other precious metals, and specialty chemicals companies with a focus on lithium mining
Geographic Location	Companies operating in similar geographic locations, consideration of stock price correlation and performance among companies within the peer group
Size	Comparable size to LAC based on market capitalization, enterprise value, and level of assets

2025 Performance Peer Group
Albemarle Corporation	Liontown Limited	PLS Group Limited
American Battery Technology Company	Lithium Argentina AG	Sigma Lithium Corporation
Compass Minerals International, Inc.	MP Materials Corp.	Standard Lithium Ltd.
Ioneer Ltd.	Mineral Resources Limited	TETRA Technologies, Inc.

For PSU awards granted in 2024, which remain outstanding, the Company used the following performance peer group:

Albemarle Corporation	Mineral Resources Limited	Piedmont Lithium, Inc.
Arcadium Lithium plc	MP Materials Corp.	Standard Lithium Ltd
Compass Minerals International, Inc.	Pilbara Minerals Limited	TETRA Technologies, Inc.
Ioneer Ltd.

Base Salary

Base salaries are set with the goal of being competitive with companies of a similar size and stage of development, thereby enabling the Company to compete for and retain executive officers critical to the Company’s long-term success. The C&L Committee and the Board approve the salary ranges for executives based on the annual compensation benchmarking review. In determining executive salaries, the C&L Committee considers a number of factors, including:

•
the particular responsibilities of the position;
•
salaries paid by comparable businesses and factoring in market conditions for talent;
•
the experience level of the executive; and
•
the executive’s overall performance or expected performance (in the case of a newly hired executive).

An assessment of these criteria is made by the C&L Committee for the CEO and Executive Chair. For other Named Executives management conducts the assessment and makes a recommendation to the committee, which reviews and provides recommendations to the Board. The Board approves all executive base salary adjustments.

Short-Term Incentive Compensation

The Company awards annual STI compensation to executives based on the achievement of corporate and individual goals for the applicable performance year. STI awards are designed to motivate performance that is aligned with the overall strategic objectives of the Company.

STI targets are established as a percentage of base salary for each executive position, ranging from 50% for certain executives up to 100% for the CEO and Executive Chair in 2025. Actual awards are subject to a multiplier ranging from 0 to 200%, depending on actual performance for the year. STI compensation is discretionary and generally consists of a 50% cash payment and a 50% grant of RSUs vesting 60 days following date of grant. RSUs are awarded under the A&R Plan.

STI awards are determined based on the corporate scorecard for the year and the individual performance of each executive. The C&L Committee determines STI awards for the CEO and Executive Chair and reviews and approves awards for other Named Executives based on management’s recommendations. All STI awards are approved by the Board.

The STI award calculation formula is as follows:

For 2025, the minimum payout, STI target and maximum payout opportunities for each Named Executive are set out below. STI awards may be revised above or below the target set for any of the Company’s Named Executives or other senior management, in the discretion of the Board on recommendation from the C&L Committee within the minimum and maximum ranges provided in the table.

Named Executive	Minimum % Payout	STI Target % of Salary	Maximum Payout % of STI Target	Maximum Payout % of Salary	Corporate Goals Weighting	Individual Goals Weighting
Jonathan Evans	0%	100%	200%	200%	100%	0%
Kelvin Dushnisky	0%	100%	200%	200%	100%	0%
Richard Gerspacher	0%	75%	200%	150%	80%	20%

2025 Corporate Performance

Summary of Corporate Scorecard Results

2025 was a transformational year with an overall company score of 153%. The Company’s 2025 scorecard targets and related performance results are summarized below.

Category, Weight (out of 100%) and Corporate Score (0-200% rating based on performance)	2025 Performance
Health, Safety and Environment (HSE) and ESG Total weight: 25% Corporate score achieved: 48% Objectives: Health, Safety, Environment, People & Community, Government/External Affairs, Media and Market

Achieved a site total recordable injury frequency (TRIF) of 0.24 at Thacker Pass and over 1.69 million work hours with no lost time incidents and zero EPA reportable incidents.

Strengthened relationships at all levels and at multiple agencies with the U.S. government.

Reinforced our commitment to local communities by signing an amended Community Benefits Agreement with the Fort McDermitt Paiute and Shoshone Tribe.

Received Board approval to align operational third-party assurance with the Responsible Mining Initiative (RMI).

Operations Total weight: 25% Corporate score achieved: 48% Objectives: Compliance and Governance, Reporting and Systems, DOE Loan Draw

Secured a strategic investment from Orion Resources Partners that allowed us to declare a final investment decision (FID) and advance to major construction.

Completed multiple at-the-market financings, which helped us meet conditions to finalize the DOE Loan amendments to successfully receive first draw.

Established compliance and governance frameworks for the LAC-GM Holdings LLC joint venture.

Implemented a new company-wide HRIS and payroll platform, strengthening our people infrastructure through improved data accuracy, and streamlined processes, enhancing support for our employees and leaders as we scale toward operations.

Project Execution Total weight: 50% Corporate score achieved: 58% Objectives: Operational & Business Readiness Execution, Engineering and Construction

Advanced major construction at Thacker Pass and achieved significant vertical progress. Ended the year, completing more than 90% of detailed engineering and more than 25% of operational business readiness.

Long-Term Incentive Compensation

LTI compensation is another key component of the Company’s executive compensation program. LTI compensation is designed to promote long-term performance and retention and to align executives’ interests with those of shareholders. LTI awards provide executives with the opportunity to participate in the Company’s performance and the risks of share ownership.

PSUs and RSUs are generally awarded to executives as LTI awards under the A&R Plan. PSUs generally have a three-year performance vesting cycle and are subject to performance vesting conditions based on relative TSR as described below. RSUs generally vest annually over a three-year period. The Company has the discretion to award options under the A&R Plan as executive compensation; however, the Company generally intends to award PSUs and RSUs, rather than options, pursuant to its executive compensation program.

LTI awards for the CEO and Executive Chair are determined by the C&L Committee. For other executives and non-executives, management makes recommendations based on individual performance and retention considerations, which are reviewed by the Management Compensation Committee and the C&L Committee. The C&L Committee then makes a recommendation for Board approval of all LTI awards to be granted as equity compensation.

The minimum LTI target and maximum payout opportunity for each Named Executive for 2025 based on performance in 2024 are set out below, as a percentage of base salary. Similar to STI awards, a LTI award may be revised above or below the target set for any of the Company’s Named Executives or other senior management, in the discretion of the Board on recommendation from the C&L Committee within the minimum and maximum ranges provided in the table.

Named Executive	LTI Minimum Payout	LTI Target % of Base Salary	LTI Maximum % of Target	LTI Maximum % of Base Salary
Jonathan Evans	0%	225%	120%	270%
Kelvin Dushnisky	0%	130%	120%	156%
Richard Gerspacher	0%	100%	120%	125%

PSU Performance

PSUs will generally vest in full three years from the grant date and are payable in Common Shares. Performance is determined based on a comparison of TSR for LAC versus a performance peer group. The TSR for the three-year vesting period is calculated based on three cumulative measurement periods of equal weighting. The formula used to determine the payout factor for the 2025 PSUs is as follows:

Payout Calculation

Payout Factor =

1-Year Performance Multiplier x (1/3) + 2-Year Performance Multiplier x (1/3) + 3-Year Performance Multiplier x (1/3)

For each cumulative measurement period, LAC’s TSR is ranked relative to the performance peer group and the performance multiplier is determined based on linear interpolation:

LAC’s Percent Rank	Performance Multiplier
Below 25th Percentile	0x
25th Percentile	0.5x
50th Percentile	1.0x
75th Percentile and Above	2.0x

Vested PSUs are settled in Common Shares upon vesting unless deferred, with the number of Common Shares calculated based on the payout factor from the calculation described above._

2025 Individual Performance and STI and LTI Awards

2025 STI awards for Named Executives based on corporate and individual performance are set out in the table below.

Named Executive	2025 Annual Base Salary ($)	STI Cash Awards ($)	Number of RSUs Awarded as STI Award(1)	RSU STI Award Value ($)
Jonathan Evans	666,250	509,681	82,172	509,681
Kelvin Dushnisky	604,750	462,634	74,587	462,634
Richard Gerspacher	476,625	275,608	44,434	275,608

Note:

(1)
Amounts in this column represent the STI awards for performance in 2025 determined based on actual achievement of the applicable performance metrics. Fifty percent of the amount was paid in cash in February 2026, and the remaining fifty percent was granted on January 29, 2026, vesting 60 days from such grant date. See Executive Compensation – 2025 Individual Performance and STI and LTI awards.

The calculated 2025 LTI awards granted to Named Executives based on their individual performance scorecards and adjusted for long-term retention purposes are set out in the table below. The Board approved the 2025 PSU awards with a three-year vesting period in April 2025. 2025 PSU awards will be fully vested in April 2028.

Named Executive	2024 Annual Base Salary ($)	LTI Award Value(1) ($)	Number of PSUs Awarded as LTI Award	Number of RSUs Awarded as LTI Award
Jonathan Evans(2)	650,000	1,499,063	293,692	293,692
Kelvin Dushnisky(3)	590,000	786,175	154,025	154,025
Richard Gerspacher(4)	465,000	524,288	102,717	102,717

Notes:

(1)
The fair value of share-based LTI RSU and PSU awards was based on the five-day VWAP of $2.5521 calculated as of the day prior to the grant date. Amounts in this column for Named Executive each represent the aggregate grant date fair value of the RSUs and PSUs granted to each of the Named Executives, calculated in accordance with FASB ASC Topic 718 and excluding the effect of estimated forfeitures. The FASB ASC Topic 718 grant date fair value of the PSUs was determined using a Monte Carlo simulation. The assumptions underlying these calculations are the closing share prices and volatility of the Company and its peer group, the risk-free rate derived from the U.S. Treasury curve, and a correlation matrix of share price returns calculated over a historical period of three years. See Executive Compensation – Elements of Executive Compensation – PSU Performance for further details on how the Company determines the value of PSUs and PSU vesting.
(2)
Mr. Evans’ 2025 LTI awards were based on his base salary of $666,250 as of January 1, 2025.
(3)
Mr. Dushnisky's 2025 LTI awards were based on his base salary of $604,750 as of January 1, 2025.
(4)
Mr. Gerspacher’s 2025 LTI awards were based on his base salary of $476,625 as of January 1, 2025.

Benefits

LAC provides a benefits program, including health, dental, life, critical illness and disability insurance, employee and family assistance program, and a health and wellness spending account to encourage a healthy lifestyle for the Company’s employees, including Named Executives. LAC also offers annual retirement savings plan contribution matching, as further described in the table under Elements of Executive Compensation.

Policies and Practices Related to the Grant of Certain Equity Awards in Relation to the Release of Material Nonpublic Information

LAC does not currently grant stock options or option-like equity awards to the Company’s executive officers, employees or directors, therefore LAC does not currently have a formal practice or policy with respect to the grant of stock options or option-like awards.

Other Compensation Objectives

Effective January 1, 2026, LAC updated its Share Ownership Policy, which requires, among other things, that (i) non-executive directors of LAC are required to hold Common Shares (including any grants of RSUs and DSUs) having a value equal to five times their annual cash retainer, and must achieve this level of share ownership within five years from the date they are first elected or appointed as a director of LAC; (ii) the CEO of LAC is required to hold Common Shares (including any grants of RSUs and PSUs) having a value equal to five (5) times the gross amount of the CEO’s annual base salary; and (iii) all other executives are required to hold Common Shares (including any grants of RSUs and PSUs) having a value equal to two (2) times the gross amount of their salary. Unexercised stock options (whether vested or unvested) and unearned PSUs do not count toward the minimum share ownership requirements. Executives who were executives as at January 1, 2024, are required to achieve the foregoing required levels of share ownership within five years following January 1, 2024, or if they were appointed subsequent to January 1, 2024, within five years from the date they are appointed as an executive of LAC.

Management of Risks

The C&L Committee and the Board periodically assess the implications of the risks associated with the Company’s compensation policies and practices. The committee retains discretion in implementing compensation decisions to mitigate unintended outcomes while remaining responsive to market conditions. Through the committee’s Charter, the C&L Committee has sole authority to retain consultants to assist it in the evaluation of compensation of the Company’s Named Executives and other senior management as well as directors. The Company maintains policies designed to mitigate compensation-related risks that could encourage inappropriate or excessive risk-taking. All material contracts and agreements require approval of the Board. The Board also approves annual and capital budgets. Under the Company’s Incentive Compensation Recovery (Clawback) Policy, the G&N Committee may recoup erroneously awarded incentive compensation, including RSUs, DSUs, PSUs and options, in the event of an accounting restatement due to material noncompliance with financial reporting requirements or misconduct that has a material adverse effect on the Company. The Incentive Compensation Recovery (Clawback) Policy is filed as an exhibit to the Form 10-K and available on the Company’s website.

The Company’s Securities Trading Policy, which applies to (i) directors, executive officers and employees of LAC, (ii) the family members of those persons described in (i), and (iii) LAC contractors and consultants who have access to material nonpublic information concerning LAC (collectively, “Insiders”), prohibits Insiders from buying or selling LAC securities when in possession of material nonpublic information and during other closed periods. Any sale or purchase of Common Shares by directors, executive officers and all other senior leaders must be made during pre-established periods after receiving preclearance by LAC’s CFO or General Counsel, or such other person as may be designated by LAC from time to time. Trading in LAC derivatives (i.e., puts or calls), engaging in short sales or otherwise engaging in hedging activities and pledging of LAC securities is prohibited for all Insiders. The Securities Trading Policy is filed as an exhibit to the Form 10-K filed with the SEC on March 19, 2026 and is available on the Company’s website.

Summary Compensation Table

The table below sets out all compensation for Named Executives for the Company’s fiscal years ended December 31, 2025 and December 31, 2024. Named Executives who are also directors of the Company are not compensated for their services as directors.

Named Executive and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total Compensation ($)
Jonathan Evans, President and CEO	2025	666,250	−	1,499,063	1,019,363	23,500	3,208,176

	2024	650,000	−	1,500,000	832,000	13,800	2,995,800

Kelvin Dushnisky, Executive Chair	2025	604,750	−	786,175	925,268	16,245	2,332,438

	2024	590,000	−	147,500	755,200	0	1,492,700

Richard Gerspacher, Executive Vice President, Capital Projects and Operations(4)	2025	476,625	−	524,288	551,217	23,500	1,575,630

	2024	465,000	−	517,500	468,720	13,800	1,465,020

Notes:

(1)
Amounts in this column for each Named Executive represent the aggregate grant date fair value of the RSUs and PSUs granted to each of the Named Executives, calculated in accordance with FASB ASC Topic 718 and excluding the effect of estimated forfeitures. The FASB ASC Topic 718 grant date fair value of the PSUs was determined using a Monte Carlo simulation. The assumptions underlying these calculations are the closing share prices and volatility of the Company and its peer group, the risk-free rate derived from the U.S. Treasury curve, and a correlation matrix of share price returns calculated over a historical period of three years. See Executive Compensation – Elements of Executive Compensation – PSU Performance for further details on how the Company determines the value of PSUs and PSU vesting.
(2)
Amounts in this column represent the STI awards for performance in 2025 and 2024 determined based on actual achievement of the applicable performance metrics. Fifty percent of the amount was paid in cash in February 2026, and the remaining fifty percent was granted on January 29, 2026, vesting 60 days from such grant date. The amounts in this column represent both the cash and expected value of the RSUs. See Executive Compensation – 2025 Individual Performance and STI and LTI awards.
(3)
Amounts in this column include the following for 2025: (i) for Mr. Evans, $23,500 in Company 401(k) plan contributions; and (ii) for Mr. Gerspacher, $23,500 in Company 401(k) plan contributions, For Mr. Dushnisky CAD$ 16,245 in RRSP employer match.
(4)
Mr. Gerspacher has served as the Executive Vice President, Capital Projects and Operations of the Company since January 1, 2026. He served as the Executive Vice President, Capital Projects since the Separation on October 3, 2023 to December 31, 2025.

Outstanding Equity Awards at 2025 Fiscal Year-End

The table below sets out all outstanding and unvested equity awards for Named Executives for the Company’s fiscal year ended December 31, 2025.

			Stock Awards
Name	Number of shares or units of stock that have not vested (#)(1)	Market value of shares or units of stock that have not vested ($) (2)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)(3)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)(4)
Jonathan Evans	582,499	2,539,696	371,450	1,619,520
Kelvin Dushnisky	608,466	2,652,912	161,671	704,886
Richard Gerspacher	155,053	676,031	129,544	564,812

Notes:

(1)
The amounts in this column represent:

RSUs granted on April 10, 2025, to each of the Named Executives in the following amounts: Mr. Evans, 293,692 RSUs; Mr. Dushnisky, 154,025 RSUs; and Mr. Gerspacher, 102,717 RSUs. The RSUs vest in annual equal installments on April 10, 2026, April 10, 2027 and April 10, 2028, subject to continued employment through such vesting dates.

RSUs granted on January 23, 2024 to each of the Named Executives in the following amounts: Mr. Evans, 155,515 RSUs; Mr. Dushnisky, 15,292 RSUs; and Mr. Gerspacher, 53,653 RSUs. The RSUs vest in annual equal installments on January 23, 2025, January 23, 2026 and January 23, 2027, subject to continued employment through such vesting dates.

RSUs granted on October 24, 2023 to Messrs. Dushnisky and Gerspacher in the following amounts: Mr. Dushnisky, 146,967 RSUs; and Mr. Gerspacher, 38,610 RSUs. The RSUs vest in annual equal installments on October 24, 2025, October 24, 2026 and October 24, 2027, subject to continued employment through such vesting dates.

8,712 RSUs granted on February 9, 2023 to Mr. Gerspacher, which vest on his termination of employment.

PSUs granted to Mr. Evans, Mr. Dushnisky and to Mr. Gerspacher all in 2024 and 2025 in the following amounts: Mr. Evans, 155,515 and 293,692 PSUs, respectively, Mr. Dushnisky, 15,292 and 154,025 PSUs respectively and Mr. Gerspacher, 53,653 and 102,717 PSUs respectively.

PSUs granted to Mr. Evans in 2023 and to Mr. Gerspacher in 2023 in the following amounts: Mr. Evans, 46,996 PSUs, and Mr. Gerspacher, 23,746 PSUs. The 2023 PSUs were deemed earned at 100% as of the Separation and subject only to continued employment through February 8, 2026.

DSUs granted to Messrs. Evans and Dushnisky in the following amounts: Mr. Evans, 9,747 DSUs; and Mr. Dushnisky, 10,548 DSUs. The DSUs will vest and be settled upon a termination of employment.

(2)
The amounts in this column reflect the aggregate market value of outstanding RSUs, PSUs and DSUs, as applicable, calculated using the value of a common share of the Company on December 31, 2025, which was $4.36.
(3)
The amounts in this column represent the threshold number of PSUs granted on January 23, 2024 to each of the Named Executives that could become earned based on the Company’s absolute and relative TSR performance over a three-year performance period. As of December 31, 2025, the Company’s absolute and relative TSR performance were both tracking at 0%. Therefore, pursuant to the applicable SEC rules, the amounts in this column reflect the threshold payout. The actual number of PSUs earned based on actual performance over the full performance period may be more or less than this amount.
(4)
The amounts in this column reflect the aggregate market value of outstanding PSUs, calculated using the value of a common share of the Company on December 31, 2025, which was $4.36.
(5)
At the time of the Separation, Mr. Evans was granted replacement RSUs for awards originally granted in April 2019, October 2019, March 2020, January 2021, January 2022, and February 2023, totaling 227,222 RSUs. These RSUs vest upon both a change in control and the cessation of employment.

Other Compensation and Pension Benefits

LAC has not maintained, and does not currently maintain a defined benefit pension plan or nonqualified deferred compensation plan in which the Company’s Named Executives participate. The Company currently maintains a registered retirement savings plan (“RRSP”) program for Canadian employees and a 401(k) savings plan for U.S. employees, where eligible employees, including the Company’s Named Executives, are allowed to contribute portions of their eligible compensation to a tax-qualified account. For the RRSP, LAC provided discretionary matching contributions equal to 4% of employees’ eligible compensation contributed to their RRSP plan up to a maximum of CDN$32,490 and $23,500 for ages below 50; and $31,100 for ages 50 and over. For the 401(k) savings plan, LAC provided discretionary matching contributions equal to 4% of employees’ eligible compensation contributed to the plan up to a maximum compensation limit of $350,000.

Employment Agreements

Jonathan Evans, President and Chief Executive Officer

As at December 31, 2025, Mr. Evans was paid a base salary of $666,250 and was eligible to receive short-term incentive compensation at a target rate of 100% of base salary (“Evans STI Bonus”) and long-term incentive compensation at a target rate of 225% of base salary. Effective January 1, 2026, the Board approved adjustments to Mr. Evans’ base salary to $725,000.

On termination of employment without cause, because of a “Disability,” or for “Good Reason,” each as defined in Mr. Evans’ employment agreement, Mr. Evans will receive the following severance package: (a) 24 months (the “Evans Severance Period”) of base salary; (b) two times the Evans STI Bonus he received for the year prior to the year in which his employment terminates; (c) accelerated vesting of any equity awards scheduled to vest during the Evans Severance Period; and (d) continuation of benefits coverage during the Evans Severance Period or reimbursement for replacement coverage (the “Evans Severance Package”).

If at any time there is a “Change of Control” during the employment agreement (as defined in the employment agreement), and conditional upon Mr. Evans continuing to perform services to LAC Management LLC (“LACM”) until the “Change of Control” event, then Mr. Evans will receive the Evans Severance Package described above, and all equity awards previously granted will vest immediately in accordance with the terms of the A&R Plan.

Kelvin Dushnisky, Executive Chair

As at December 31, 2025, Mr. Dushnisky was paid a base salary of $604,750 and was eligible to receive short-term incentive compensation at a target rate of 100% of base salary (“Dushnisky STI Bonus”) and long-term incentive compensation at a target rate of 130% of base salary. Effective January 1, 2026, the Board approved adjustments to Mr. Dushnisky's base salary to $625,000.

Mr. Dushnisky was granted a one-time signing equity award with a grant date fair value of $1,770,000 in the form of RSUs. On termination of employment without cause, because of a “Disability,” or for “Good Reason,” each as defined in Mr. Dushnisky’s employment agreement, Mr. Dushnisky will receive the following severance package: (a) 18 months of his base salary; (b) any equity awards previously granted will be governed by the terms of the A&R Plan. and any applicable grant agreement; and (c) continuation of benefits coverage and vacation accrual for the minimum notice period required by applicable employment standards legislation.

If at any time there is a “Change of Control” during the employment agreement (as defined in the employment agreement), and within 12 months of such “Change of Control”:

1.
Mr. Dushnisky’s employment is terminated without cause, or
2.
Mr. Dushnisky resigns for “Good Reason” (as defined in the employment agreement) after (A) providing the Company with at least 14 days’ written notice of the circumstances constituting “Good Reason”; and (b) the Company failing to remedy the circumstances constituting “Good Reason” within that time, then Mr. Dushnisky will be entitled to receive the following:

- 24 months of base salary;

- two times the Dushnisky STI Bonus; and

- benefits continuation for 24 months if permitted by the rules of the applicable benefits plan(s). For benefits that cannot be continued through the entire 24 months, the Company will pay Mr. Dushnisky the value of the premiums that would be paid to the plans during the 24 month period.

All equity awards previously granted will vest immediately in accordance with the terms of the A&R Plan.

Richard Gerspacher, Executive Vice President, Capital Projects and Operations

As at December 31, 2025, Mr. Gerspacher was paid a base salary of $476,625, and was eligible to receive short-term incentive compensation at a target rate of 75% of base salary (“Gerspacher STI Bonus”) and long-term incentive compensation at a target rate of 100% of base salary. Effective January 1, 2026, the Board approved adjustments to Mr. Gerspacher's base salary to $490,924 in connection with his promotion to Executive Vice President, Capital Projects and Operations. Mr. Gerspacher received a one-time grant of equity awards in the form of RSUs with a value of $465,000 (the “Initial Gerspacher RSUs”).

On termination of employment without cause, because of a “Disability," or for “Good Reason," each as defined in Mr. Gerspacher’s employment agreement, Mr. Gerspacher will receive the following severance package: (a) 12 months (the “Gerspacher Severance Period”) of base salary; (b) an amount equal to the Gerspacher STI Bonus he received for the year before termination; (c) the Initial Gerspacher RSUs fully vest as of the termination date and accelerated vesting of any equity awards scheduled to vest during the Gerspacher Severance Period; and (d) continuation of benefits coverage during the Gerspacher Severance Period or reimbursement for replacement coverage (the “Gerspacher Severance Package”).

If at any time there is a “Change of Control” during the employment agreement (as defined in the employment agreement), and within 12 months of such “Change of Control”:

1.
Mr. Gerspacher’s employment is terminated without cause, or
2.
Mr. Gerspacher resigns for “Good Reason” (as defined in the employment agreement) after (a) providing LACM with written notice of the circumstances constituting “Good Reason”; (b) LACM failing to remedy the circumstances constituting “Good Reason”, then Mr. Gerspacher will be entitled to receive the Gerspacher Severance Package described above, except that the Gerspacher Severance Period will then be 24 months; and (c) all equity awards previously granted will vest immediately in accordance with the terms of the A&R Plan.

Management Contracts

No management functions of the Company or its subsidiaries are to any substantial degree performed by a person or company other than the directors and officers of the Company or its subsidiaries.

Director Compensation

The Company’s director compensation program has been designed to be competitive to market. LAC intends to review the program with the assistance of an independent compensation consultant every two years to allow LAC to attract and retain qualified directors to serve on the Board. The first review occurred in 2024. The compensation peer group for purposes of benchmarking director compensation is the same as that for the Company’s executive compensation program. See Executive Compensation – Compensation Benchmarking for further details.

Director Fee Schedule

The fee schedule for independent directors for the year ended December 31, 2025 is set out below. Compensation the Company pays to its independent directors is comprised of fees for serving on the Board and committees. Fees are payable quarterly, through a combination of cash and DSU grants at the election of each independent director and in accordance with the A&R Plan. Fees are generally paid or issued for the previous quarter's services concurrent with Board meetings to approve quarterly and annual filings.

Non-Employee Director Compensation	Compensation (in cash or securities)
Annual base fees
Independent director fee (for all independent directors)

$190,000 per year, with a minimum of $125,000 payable in DSUs under the A&R Plan

Directors may choose to take more of the cash retainer in DSUs (up to the full $190,000); provided that, such election shall be made by each Director once per year and shall apply for the entire year, whereby a Director shall not have the option to amend an election once made for the calendar year

Lead independent director retainer	$25,000: $15,000 cash and $10,000 in DSUs under the A&R Plan

Additional fees for serving on committees

Annual fee for acting as Chair of the Audit and Risk Committee	$28,500 per year

Annual fee for acting as Chair of the Compensation and Leadership Committee	$22,500 per year
Annual fee for acting as Chair of the Technical Committee	$25,000 per year

Annual fee for acting as Chair of any other Committee of the Board	$20,000 per year

Annual fee for serving as a non-Chair member of any committee	$10,000 per year

Special committee meeting fees	To be set by the Board concurrent with establishing the special committee, and dependent upon the expected workload

On June 25, 2025, (“Grant Date”) a one-time grant of equity awards with a target value of $150,000 (“Special Grant”) was awarded to Philip Montgomery

The Board approved a special grant of RSUs to Mr. Montgomery, the Chair of the Technical Committee, calculated using the five-day VWAP over the last five trading days of Q1 2025 concurrent with the Q1 DSU grants.

The Special Grant, which was approved concurrently with the approval of 2025 director compensation with authority delegated to the Chair of the Audit and Risk Committee to formally authorize and approve the Grant Date, was subject to Shareholder approval of the A&R Plan at the annual meeting of Shareholders on June 11, 2025.

The Special Grant shall vest as follows:

•
1/3 shall vest at the expiration of 12 months after the Grant Date;
•
1/3 shall vest at the expiration of 24 months after the Grant Date; and
•
1/3 shall vest at the expiration of 36 months after the Grant Date.

The Special Grant recognizes Mr. Montgomery’s significant technical expertise and the substantial time commitment associated with his role as Chair of the Technical Committee, particularly during the Company’s current development phase. The C&L Committee determined that the grant is appropriate in light of the importance of technical oversight to the Company’s strategy and the increased responsibilities associated with this role.

The Company also reimburses directors for reasonable travel and out-of-pocket expenses in connection with their services, including attendance at in-person meetings and site visits. Directors are also eligible to receive options under the A&R Plan as compensation; however, the Company generally intends to award DSUs to directors, rather than options, pursuant to its director compensation program.

Independent directors are compensated for serving on special committees, with fees set by the Board at the time the special committee is formed. There were no special committees of the Board during 2025.

Director Compensation Table

The table below summarizes the compensation earned by all directors other than directors who are also Named Executives for the year ended December 31, 2025. In 2025, a total of $1,321,000 in director compensation was earned by independent directors.

The total amount of director compensation in the table below excludes compensation earned by Mr. Evans and Mr. Dushnisky, who do not receive additional compensation for their services as directors of LAC but rather are compensated in connection with their respective executive roles.

Director Name	Fees Earned ($)(1)	Share- Based Awards ($)(2)	Total ($)(2)
Michael Brown	30,000	190,000	220,000
Fabiana Chubbs	103,500	125,000	228,500
Yuan Gao	95,000	160,000	255,000
Zach Kirkman(3)	−	−	−
Jinhee Magie(4)	107,500	125,000	232,500
Philip Montgomery(5)	110,000	275,000	385,000

Notes:

(1)
Cash portion of fees earned by each director.
(2)
Share-based awards portion of fees earned by each director. Amounts in this column represent the aggregate grant date fair value of the DSUs granted to directors during the 2025 fiscal year, calculated in accordance with FASB ASC Topic 718. The FASB ASC Topic 718 value for the DSUs was calculated using the volume weighted adjusted price (“VWAP”) over the five days up to and including the last day of the applicable quarter. As of December 31, 2025, the following DSUs were held by each of the Company’s directors, which are unvested and will be settled at the end of their board tenure, respectively: (i) Michael Brown, 92,288 DSUs, (ii) Fabiana Chubbs, 94,421 DSUs, (iii) Yuan Gao, 118,516 DSUs, (iv) Jinhee Magie, 71,239 DSUs and (v) Philip Montgomery, 58,582 DSUs.
(3)
Pursuant to the GM Investor Rights Agreement, a director’s fee would have been payable to Mr. Kirkman based on Mr. Kirkman’s service on the Board unless GM waived the fee. GM waived the director’s fee and as such Mr. Kirkman did not receive director compensation as the GM director nominee on the Board. Mr. Kirkman, who was nominated as a director by GM, resigned from the Board effective March 1, 2026 concurrent with stepping down from his role at GM to pursue other opportunities.
(4)
Ms. Magie will not be standing for re-election at the Annual Meeting.
(5)
Pursuant to the Amended and Restated Lithium Americas Corp. Equity Incentive Plan, the Board approved a one-time grant of RSUs to Mr. Montgomery, the Chair of the Technical Committee, of $150,000, calculated based on a five-day VWAP as at the last five trading days of Q1 2025.

The following table provides a breakdown of the fees earned by independent directors in the table above, based on the services each director provided under the fee schedule, except as otherwise indicated:

Director Name		Board Retainer ($)	Committee Retainer ($)	Board and Committee Meeting Fees ($)	Total ($)
Michael Brown	Cash Share-based Awards	− 190,000	30,000 −	− −	30,000 190,000
Fabiana Chubbs	Cash Share-based Awards	65,000 125,000	38,500 −	− −	103,500 125,000
Yuan Gao	Cash Share-based Awards	55,000 160,000	40,000 −	− −	95,000 160,000
Zach Kirkman(1)	Cash Share-based Awards	− −	− −	− −	− −
Jinhee Magie(2)	Cash Share-based Awards	65,000 125,000	42,500 −	− −	107,500 125,000
Philip Montgomery(3)	Cash Share-based Awards	65,000 125,000	45,000 150,000	− −	110,000 275,000

Notes:

(1)
Pursuant to the GM Investor Rights Agreement, a director’s fee would have been payable to Mr. Kirkman based on Mr. Kirkman’s service on the Board unless GM waived the fee. GM waived the director’s fee and as such Mr. Kirkman did not receive director compensation as the GM director nominee on the Board. Mr. Kirkman, who was nominated as a director by GM, resigned from the Board effective March 1, 2026 concurrent with stepping down from his role at GM to pursue other opportunities.
(2)
Ms. Magie will not be standing for re-election at the Annual Meeting.
(3)
Pursuant to the Amended and Restated Lithium Americas Corp. Equity Incentive Plan, the Board approved a one-time grant of RSUs to Mr. Montgomery, the Chair of the Technical Committee, of $150,000, calculated based on a five-day VWAP as at the last five trading days of Q1 2025.

Corporate Governance

LAC is subject to corporate governance requirements applicable to U.S. domestic issuers and applicable Canadian corporate governance requirements, as well as the governance and disclosure requirements of the TSX and the NYSE.

The Company applies a comprehensive system of stewardship and accountability to align with applicable Canadian and U.S. requirements, including: Canadian Securities Administrators (CSA) National Policy 58-201 Corporate Governance Guidelines; National Instrument 58-101 Disclosure of Corporate Governance Practices; National Instrument 52-110 Audit Committees; requirements of the British Columbia Business Corporations Act; Item 407 of Regulation S-K of the SEC and the corporate governance guidelines of the NYSE.

CODE OF CONDUCT

LAC’s Code of Conduct is the Company’s formal statement of expectations, including with regard to business ethics, that applies to all individuals at LAC and the Company’s subsidiaries, including directors, officers and employees (including the CEO, CFO and Principal Accounting Officer), as well as consultants and contractors retained by the Company. It discusses what LAC expects of personnel in various areas including:

•
comply with applicable laws, rules and regulations;
•
act honestly and ethically;
•
use their best judgment;
•
understand the legal requirements and other standards applicable to their work, and seek advice from management, internal counsel or externally if uncertain on how to proceed;
•
act with integrity and treat people with respect;
•
promote inclusion and belonging across all workplaces while upholding a standard of conduct free from bullying, harassment, or discrimination;
•
avoid conflicts of interest, including examples of acceptable forms of gifts and entertainment, and do not use Company opportunities for personal gain;
•
keep information confidential;
•
comply with anti-corruption and money laundering prohibitions;
•
comply with environmental, social, health and safety requirements;
•
protect Company assets and use them efficiently; and
•
report unethical or illegal behavior, and concerns about LAC’s business or financial disclosure.

The Board approved the Code of Conduct on October 4, 2023 and an amended version on March 27, 2025 to clarify procedures for granting waivers of the Code for directors, management and other personnel, and other administrative and non-substantive amendments. The latest version of the Code of Conduct is available on the Company’s website. The Company will post information regarding any amendment to, or waiver from, its Code of Conduct on its website under the Governance sub-heading, under the ESG-S tab. The Board approved the Whistleblower Policy on October 4, 2023 and an amended version on November 12, 2025 to update that the Lead Independent Director could also review complaints made about or related to the person serving as the Chair of the Audit and Risk Committee. The Whistleblower Policy is available on the Company’s website under the Governance sub-heading, under the ESG-S tab.

On the commencement of employment with LAC and annually thereafter, all LAC employees and consultants active in the Company’s human resources information system are required to certify compliance with the Code of Conduct. In addition, employees and consultants are also required to disclose any actual or potential conflicts of interest. The Board monitors compliance with the Code of Conduct by relying on reports and tracking conducted by management relating to annual certifications provided by employees. As of the date of this Proxy Statement, 100% of such LAC employees and 100% of such LAC consultants have certified compliance with the Code of Conduct for the year ended December 31, 2025.

Directors must also certify their compliance with the Code of Conduct on an annual basis. All directors serving on the Board as at the date of this Proxy Statement have certified their compliance with the Code of Conduct for the year ended December 31, 2025.

BOARD LEADERSHIP STRUCTURE

The Company has separate Executive Chair and CEO positions. The Company believes that its leadership structure is optimal for the Company at this time. This structure allows the CEO to focus on managing the Company’s business, while the Executive Chair oversees the functioning of the Board. In addition to leading and managing the affairs of the Board, the Executive Chair provides an executive support function to the CEO and management. The Executive Chair and CEO work closely together on Board matters.

Our Board’s designated Lead Independent Director is Yuan Gao, responsible for ensuring that the independent directors have regular opportunities to meet in executive sessions without the presence of executives and non-independent directors. Discussions among the independent directors are led by the Lead Independent Director who subsequently provides feedback to the Executive Chair. The Company’s independent directors regularly meet without the presence of non-independent directors and members of management, and time is scheduled at each Board and committee meeting for in-camera sessions. In 2025: (i) the Board held an in-camera session of independent directors at the end of each regularly scheduled Board meeting; and (ii) 13 out of 16 regularly scheduled meetings of the Board's standing committees included an in-camera session of independent directors.

COMMUNICATION WITH THE BOARD

Shareholders and interested parties may send communications to the entire Board, to a particular committee or to an individual director. The mailing address is Lithium Americas Corp., 3260 - 666 Burrard St, Vancouver, BC V6C 2X8, Attention: Corporate Secretary.

BOARD ROLE IN RISK OVERSIGHT

The Company’s risk management strategy is to ensure that management of LAC’s risks and related exposures are aligned with its objectives as well as the Company’s risk tolerances.

LAC’s Board and its committees are responsible for risk oversight, including how the risks are being managed and mitigated by management. LAC’s CFO leads the Company’s risk management program, which includes a formal enterprise risk management ("ERM") register that records the Company’s identification, evaluation and prioritization of significant enterprise risk, as well as the mitigation and/or monitoring thereof.

LAC’s ERM register identifies, tracks and analyzes various enterprise-level risks, including risks related to Thacker Pass. The ERM register allows LAC’s senior leadership team to identify risks throughout the organization, assess their levels of materiality and determine appropriate mitigation measures. The senior leadership team reviews the ERM register on a quarterly basis.

On a quarterly basis, the ERM register is presented to the A&R Committee and to the Board. Any new material risks, or material changes to risks identified, are reported through the A&R Committee.

In addition, the Finance team includes the Business Controls, Enterprise Resource Planning ("ERP") and Risk team responsible for internal audit and Sarbanes–Oxley Act compliance. The CFO is provided with an internal audit and Sarbanes–Oxley Act update bi-weekly and the A&R Committee is updated quarterly.

LAC also maintains an insurance program as part of the Company’s risk management measures.

MEETINGS AND COMMITTEES OF THE BOARD

The Board held fourteen (14) meetings during 2025. During 2025, all of the Company’s directors attended 100% of the meetings of the Board and the meetings of the committees of the Board on which each director served with the exception of (i) Yuan Gao who attended 93%, (ii) Fabiana Chubbs who attended 95%, (iii) Philip Montgomery who attended 90%, and (iv) Zach Kirkman who attended 83% of the meetings of the Board and of the committees of the Board on which such director served. Mr. Kirkman, who was nominated as a director by GM, resigned from the Board effective March 1, 2026, concurrent with stepping down from his role at GM to pursue other opportunities.

The Board has five (5) standing committees as more particularly described below. The Board, the A&R Committee, the S&S Committee and the Technical Committee are each required to meet a minimum of four (4) times per calendar year. The C&L Committee and G&N Committee are each required to meet a minimum of two (2) times per calendar year. During 2025, the A&R Committee held five (5) meetings, C&L Committee held seven (7) meetings, the G&N Committee held three (3) meetings, the S&S Committee held four (4) meetings, and the Technical Committee held four (4) meetings.

The Board has adopted a Corporate Governance Framework to act as a guide for the Board in the exercise of its responsibilities to the Company and Shareholders, in addition to written charters for each Board committee setting out the duties and responsibilities for the committee and its members, areas of committee oversight and the process for reporting to the Board. The Board has not developed written position descriptions for the chairs of each committee, as those roles are derived from the mandates and responsibilities of each committee, together with the functioning of the committees themselves. Written position statements for the Board Chair, CEO and CFO are set out in the Corporate Governance Framework. The Corporate Governance Framework and Board Committee Charters are available on the Company’s website under the Governance sub-heading, under the ESG-S tab.

Board Effectiveness and Director Assessment

The G&N Committee oversees an assessment of the performance of the Board, the Executive Chair, Board Committees and individual directors annually and reports the results to the Board.

The assessment process involves annual individual director assessments and committee assessments. The individual director assessment includes questions about effectiveness, communication, personal and individual peer performance and soliciting input from directors about areas for potential improvement, and seeks specific input on topics such as risk, strategy and governance. The Executive Chair of the Board and Chair of the G&N Committee meet separately with individual directors as deemed appropriate. The G&N Committee also monitors developments in board governance and evolving best practices in corporate governance.

Board Education and Orientation

The Company believes in the importance of ongoing director education and the need for directors to have a current and detailed understanding of their duties and responsibilities as directors and emerging trends in the mining industry.

In addition to the wide range of information provided to the Board at scheduled meetings, senior management and professional advisors also regularly provide presentations to the Board on specific aspects of the business or industry that are deemed particularly relevant or important, or on topics that the Board considers to be beneficial. In some cases, external consultants are invited to address the Board. Board members are also encouraged to attend seminars, conferences and professional development events that further their knowledge about matters relevant to the Board or committee they are members of, or their knowledge of the Company’s business. All Board members are members of, and have access to, resources provided by the Institute of Corporate Directors and National Association of Corporate Directors. Members of the A&R Committee in particular are encouraged to attend conferences related to accounting, finance and cybersecurity issues to maintain and further their knowledge of issues falling within the oversight of the committee, and members independently attend seminars and sessions offered externally in this regard.

Visits to Lithium Americas’ facilities are also important educational opportunities. Directors are generally given tours of the properties, including the project site and technical center, to provide them with additional insight into the business and to encourage interaction with local management and personnel. In addition, all Board members are provided with detailed monthly management reports regarding the business and operations.

In 2025, directors completed a site tour of the Thacker Pass project. They also completed seminars and information sessions offered by management and third parties on topics including strategic planning from a board perspective, corporate governance, cybersecurity, and accounting and financial reporting developments.

New directors on the Board are provided with an orientation that includes meetings with the Company’s senior management team, including the Executive Chair, President and CEO, Executive Vice President and CFO, Executive Vice President, Capital Projects and Operations, Senior Vice President, General Counsel and Corporate Secretary, Senior Vice President, Government and External Affairs and Vice President, Human Resources. Resources generally cover topics including the Company’s history and current status of operations, information about the Company’s business, goals, strategy and major policies, familiarization with partners and major service providers, updates on the political environment in the jurisdictions where the Company operates, information about the lithium industry, lithium markets and pricing, as well as developments in the electric vehicle and battery markets, recent analyst reports, information about the Code of Conduct, information pertaining to personal liabilities, LAC’s insurance program, cybersecurity, rules for purchasing, exercising and selling Company-issued securities, and rules regarding insider trading and non-public information. New directors also participate in office and site visits and have the opportunity to meet with staff throughout the organization.

A Board manual is also provided to new directors that includes LAC policies, including the Code of Conduct, the Board’s Corporate Governance Framework, Committee Charters, position descriptions and other information about the Company.

Audit and Risk Committee

The A&R Committee currently consists of Fabiana Chubbs (Chair), Michael Brown, and Jinhee Magie. Following the Annual Meeting, assuming all of the director nominees are duly elected thereat, the A&R Committee is expected to consist of Fabiana Chubbs (Chair), Michael Brown and Clayton Walker. The Board has determined that the members of both the current and reconstituted A&R Committee meet the applicable independence requirements of the SEC, the applicable NYSE rules and applicable Canadian securities laws.

The A&R Committee is responsible for (a) overseeing the integrity of the Company’s financial statements and reviewing the Company’s financial disclosure and reporting; (b) overseeing the integrity and performance of the Company’s internal audit processes, including the internal audit function; (c) monitoring the qualifications, independence and performance of the Company’s external auditor; (d) reviewing the integrity and effectiveness of the Company’s systems of internal controls for reporting on the Company’s financial condition; (e) monitoring management’s compliance with legal and regulatory requirements as it relates to financial and reporting matters; and (f) overseeing certain risk management systems and practices adopted by the Company.

Based on their business and educational experience, each of the members of the A&R Committee, as it currently stands and as it is expected to be reconstituted, has a reasonable understanding of the accounting principles used by the Company; an ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves; experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising one or more individuals engaged in such activities; and an understanding of internal controls and procedures for financial reporting. All members of the A&R Committee, as it currently stands and as it is expected to be reconstituted, have had several years of experience in senior executive roles or as board members of significant business enterprises in which they assumed substantial financial and operational responsibility.

The A&R Committee meets in-camera with the CFO at the end of each meeting, and meets separately with the external auditor and internal controls auditor. The committee also meets in-camera at the end of each meeting.

Financial Literacy

In accordance with applicable Canadian securities laws, the Board defines an individual as financially literate if he or she can read and understand financial statements that are generally comparable to ours in breadth and complexity of issues. All members of the A&R Committee, as it currently stands and as it is expected to be reconstituted, are financially literate. Fabiana Chubbs and Jinhee Magie each qualify as an audit committee financial expert, as defined by the SEC.

Compensation and Leadership Committee

NYSE requires each listed issuer to determine the compensation of the Company’s officers by a compensation committee composed entirely of independent directors, each of whom satisfies the additional independence requirements specific to compensation committee membership set forth in the NYSE Listed Company Manual, and such compensation committee must have a written charter that meets the requirements of the NYSE Listed Company Manual.

The C&L Committee currently consists of Jinhee Magie (Chair), Yuan Gao, and Philip Montgomery, each of whom meets the applicable independence requirements of the SEC and the applicable NYSE rules. Following the Annual Meeting, assuming all of the director nominees are duly elected thereat, the C&L Committee is expected to consist of Michael Brown (Chair), Yuan Gao, and Philip Montgomery, each of whom meets the applicable independence requirements of the SEC and the applicable NYSE rules. The C&L Committee is responsible for (a) reviewing senior leadership development and succession planning for the Company; (b) discharging the Board’s responsibilities relating to compensation and benefits of the executive officers and directors of the Company; and (c) developing and overseeing the management’s compensation policies and programs.

The C&L Committee meets in-camera at the end of each meeting.

Role of Compensation Consultant

To continue to offer market-competitive levels of compensation, the Company engaged CAP to provide independent compensation advisory services to the C&L Committee and management. CAP was engaged to recommend executive compensation and performance peer groups for LAC, which were approved by the Board and are more particularly described in the Executive Compensation – Elements of Executive Compensation – PSU Performance and Peer Group section. CAP also provided the following services to the Company in 2025: executive compensation benchmarking, incentive plan design and non-employee director compensation benchmarking. CAP regularly attends meetings of the C&L Committee.

The 2025 benchmarking review completed by CAP, management and the C&L Committee involved review of an executive compensation peer group comprised of public lithium mining companies, other diversified mining companies, and lithium and other specialty chemical producers located in Canada, the U.S. and Australia which publicly disclose their compensation practices. After confirming the peer group, target compensation for the Company’s executives was compared to peer group data and other industry survey data, reflecting positions with similar roles and scopes of responsibility. Executive compensation adjustments for 2025 were determined based on this review, in addition to the PSU performance peer group established to take effect in 2025.

Governance and Nomination Committee

NYSE requires each listed issuer to make director nominations through a nominating and corporate governance committee composed entirely of independent directors, and such nominating and corporate governance committee must have a written charter that meets the requirements of the NYSE Listed Company Manual.

The G&N Committee currently consists of Yuan Gao (Chair), Fabiana Chubbs, and Jinhee Magie, each of whom meets the applicable independence requirements of the SEC and the applicable NYSE rules and applicable Canadian securities laws. Following the Annual Meeting, assuming all of the director nominees are duly elected thereat, the G&N Committee is expected to consist of Yuan Gao (Chair), Fabiana Chubbs, and Michael Brown, each of whom meets the applicable independence requirements of the SEC and the applicable NYSE rules and applicable Canadian securities laws. The G&N Committee is responsible for assisting the Board in fulfilling its oversight responsibilities by (a) identifying individuals qualified to become Board and Board committee members and recommending that the Board select directors for appointment or election to the Board; and (b) developing and recommending to the Board corporate governance policies and procedures for the Company and making recommendations to the Board with respect to corporate governance practices.

The G&N Committee meets in-camera at the end of each meeting.

Consideration of Director Nominees

The Company’s “Inclusion and Belonging Policy” requires the Board to take into consideration diversity of skills and experiences in the selection criteria for new director appointments. We seek directors with the highest standards of ethics and integrity, sound business judgment and the willingness to make a strong commitment to the Company and its success. The G&N Committee works with the Board on an annual basis to determine the appropriate and desirable mix of characteristics, skills, expertise, and experience for the full Board and each Board committee, taking into account both existing directors and all nominees for election as directors, as well as any diversity considerations and the membership criteria applied by the G&N Committee. The G&N Committee and the Board seek to include directors with a diversity of professional experience, viewpoints, skills and backgrounds that will enable them to make significant contributions to the Board and the Company, both as individuals and as part of a group of directors. The Board evaluates each individual in the context of the full Board, with the objective of recommending a group that can best contribute to the success of the business and represent shareholder interests through the exercise of sound judgment. In determining whether to recommend a director for re-election, the G&N Committee also considers the director’s attendance at meetings and participation in and contributions to the activities of the Board and its committees.

The G&N Committee does not have a formal policy that addresses director candidates recommended by shareholders because the Board believes that its current director solicitation processes and shareholder engagement are sufficient to incorporate shareholder involvement without a formal policy. Additionally, the G&N Committee will consider director candidates recommended by shareholders, and its process and criteria for considering such recommendations are no different than its process and criteria for screening and evaluating candidates suggested by directors, management of the Company or third parties.

Safety and Sustainability Committee

The S&S Committee currently consists of Michael Brown (Chair), Jonathan Evans, and Philip Montgomery, of whom Mr. Brown and Mr. Montgomery are “independent” directors within the meaning of applicable Canadian securities laws and the rules of the SEC and the NYSE. Following the Annual Meeting, assuming all of the director nominees are duly elected thereat, the S&S Committee is expected to consist of Clayton Walker (Chair), Michael Brown, Jonathan Evans, and Philip Montgomery, of whom Mr. Walker, Mr. Brown and Mr. Montgomery are “independent” directors within the meaning of applicable Canadian securities laws and the rules of the SEC and the NYSE.

The S&S Committee is responsible for reviewing and reporting to the Board on corporate policies, procedures, and practices with respect to managing the risks and opportunities associated with: (a) health and safety; (b) environmental matters including water, waste, biodiversity, reclamation, closure, carbon emissions, air quality management and responsible production; (c) social engagement and social responsibility policies and activities of the Company, including but not limited to interactions with local communities, governments, Indigenous communities, academic institutions, and industry, policy and advocacy groups; and (d) sustainable development and business practices as they relate to environmental, safety, social engagement and social responsibility and related matters in the conduct of the Company’s activities. The S&S Committee is also responsible for reviewing and monitoring the Company’s sustainability reporting, as well as the Company’s alignment and audits against sustainability frameworks.

The S&S Committee meets in-camera at the end of each meeting, including independent directors only.

Technical Committee

The Technical Committee currently consists of Philip Montgomery (Chair), Jonathan Evans and Yuan Gao, of whom Mr. Montgomery and Dr. Gao are “independent” directors within the meaning of applicable Canadian securities laws and the rules of the SEC and the NYSE. Following the Annual Meeting, assuming all of the director nominees are duly elected thereat, the Technical Committee is expected to consist of Philip Montgomery (Chair), Jonathan Evans, Yuan Gao and Clayton Walker, of whom Mr. Montgomery, Dr. Gao and Mr. Walker are “independent” directors within the meaning of applicable Canadian securities laws and the rules of the SEC and the NYSE. The Technical Committee is responsible for overseeing the Company’s exploration, project development and technical operational functions. The primary purpose of the Technical Committee is to (a) review and recommend to the Board any new proposed major capital investments, (b) assist the Board with oversight of management’s execution of approved major capital investments, and (c) handle any additional matters delegated to the Technical Committee by the Board from time to time.

The Technical Committee meets in-camera at the end of each meeting, including independent directors only.

For more information about the skills and experience of each director of the Company’s Board, refer to their bios above under Directors of Registrant – Director Nominee Profiles.

INSIDER TRADING POLICY

The Company has adopted an insider trading policy entitled the Securities Trading Policy governing the purchase, sale and/or other dispositions of its securities by its directors, officers and employees that the Company believes is reasonably designed to promote compliance with insider trading laws, rules and regulations and the exchange listing standards applicable to the Company. A copy of the Company’s Securities Trading Policy is available on the Company’s website under the Governance sub-heading, under the ESG-S tab. In addition, with regards to the Company’s trading in its own securities, it is the Company’s policy to comply with the federal securities laws as well as the applicable rules and regulations of NYSE.

Security Ownership of Certain Beneficial Owners and Management

Equity Compensation Plan Information

See Item 11 – Compensation Plans – Securities Authorized for Issuance Under Equity Compensation Plans of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as amended, which section is incorporated by reference herein, for information regarding LAC’s equity plan compensation.

Security Ownership of Certain Beneficial Owners and Management

Beneficial Ownership Table

The table below sets forth information regarding ownership of Shares as of April 23, 2026 by each person or entity known by the Company's directors and executive officers to beneficially own, control or direct, directly or indirectly, more than 5% of issued and outstanding Shares, and Shares beneficially owned, controlled or directed, directly or indirectly, by each of the Company’s directors, NEOs and all directors and executive officers as a group. To the best of the Company's knowledge, except as disclosed in the table below or with respect to the Company's directors and executive officers, the Company is not controlled, directly or indirectly, by another corporation, by any foreign government or by any other natural or legal persons.

The number of Shares beneficially owned by each person is determined under applicable SEC rules. Under these rules, a person is considered to have “beneficial ownership” of any shares over which that person, directly or indirectly, has or shares voting or investment power, plus any shares that the person has the right to acquire within 60 days, including through the exercise of stock options. Unless otherwise indicated, the Company believes that all persons named in the table below have sole voting and investment power with respect to all Shares beneficially owned by them. The beneficial ownership percentage of each person is based on 348,821,406 Shares outstanding as of April 23, 2026.

Name of beneficial owner(1)	Number of Common Shares held	Percent of LAC shares outstanding
5% or greater shareholders
Orion Resource Partners (USA) LP(2)	29,226,660	7.73%
Officers and Directors
Aubree Barnum(3)	99,118	*
Michael Brown(4)	124,107	*
Fabiana Chubbs(5)	122,547	*
Luke Colton	50,285	*
Tim Crowley	181,011	*
Kelvin Dushnisky(6)	221,052	*
Jonathan Evans(7)	791,192	*
Yuan Gao(8)	140,682	*
Richard Gerspacher	146,838	*
Edward Grandy	173,322	*
Jinhee Magie(9)	95,110	*
Philip Montgomery(10)	73,374	*
Rob Russell-Smith	1,844	*
Alexi Zawadzki	96,233	*
All current directors and executive officers as a group (14 individuals)(11)	2,316,715	*%

Notes:

(1)
Except as otherwise indicated, the business address of our directors and executive officers is 3260 - 666 Burrard Street, Vancouver, BC V6C 2X8.
(2)
This information is based on a review of ownership reports filed with the SEC on or before April 23, 2026. As reported on Schedule 13G as of December 31, 2025, and filed with the SEC on February 17, 2026, the business address for Orion Resource Partners (USA) LP (“Orion”) is 1045 Avenue of the Americas, New York, NY 10018. Orion has an aggregate beneficial ownership of 29,226,660 Shares, subject to a beneficial ownership limitation of 9.99%, issuable upon conversion of the senior unsecured convertible notes in the aggregate principal amount of $195 million (the “Orion Notes”) held by Orion, which is 7.73 % of the Shares outstanding as of April 23, 2026. Conversion of the Orion Notes is subject to a limit of 19.99 % of the lesser of (a) the Company’s Shares outstanding as of March 4, 2025 and (b) the Company’s Shares outstanding at the time of the conversion. As of April 23, 2026, Orion had not converted any of the Orion Notes and did not hold any Shares. The Company takes no responsibility for such information and makes no representation as to its accuracy or completeness as of the date hereof or on any subsequent date.
(3)
Includes 24 Shares held indirectly by the individual’s spouse.
(4)
Includes 116,906 Shares underlying deferred share units.
(5)
Includes 113,731 Shares underlying deferred share units.
(6)
Includes 10,548 Shares underlying deferred share units.
(7)
Includes 9,747 Shares underlying deferred share units.
(8)
Includes 137,451 Shares underlying deferred share units.
(9)
Includes 86,031 Shares underlying deferred share units. Ms. Magie will not be standing for re-election at the Annual Meeting.

(10)
Includes 73,374 Shares underlying deferred share units.
(11)
Includes 547,788 Shares underlying deferred share units.

* Represents less than one percent of the total issued and outstanding Shares.

Delinquent Section 16(a) Reporting

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who own more than 10% of the Company’s Common Shares to file initial reports of ownership and changes in ownership of the Company’s Common Shares with the SEC. These individuals are required by the regulations of the SEC to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company during the fiscal year ended December 31, 2025, including those reports that we have filed on behalf of our directors and Section 16 officers, no director, Section 16 officer, beneficial owner of more than 10% of the outstanding common shares of the Company, or any other person subject to Section 16 of the Exchange Act, failed to file with the SEC on a timely basis during the fiscal year ended December 31, 2025, except for the following reports filed late due to administrative errors: (i) Aubree Barnum had two (2) late Form 4 filings (constituting four late transactions), (ii) Fabiana Chubbs had one (1) late Form 4 filing (constituting one late transaction), (iii) Timothy Crowley had two (2) late Form 4 filings (constituting six late transactions), (iv) Jonathan Evans had one (1) late Form 4 filing (constituting two late transactions), (v) Richard Gerspacher had two (2) late Form 4 filings (constituting six late transactions), (vi) Edward Grandy had three (3) late Form 4 filings (constituting seven late transactions), (vii) April Hashimoto, who resigned as the Company's Senior Vice-President, Finance and Administration effective July 31, 2025, had two (2) late Form 4 filings (constituting four (4) late transactions), and (viii) Alexi Zawadzki had one (1) late Form 4 filing (constituting two late transactions).

Certain Relationships and Related Party Transactions

LAC’s Code of Conduct requires all of the Company’s employees and directors to avoid any activity that is in conflict with LAC’s business interests, and to disclose any actual or potential conflicts of interest to the Company. The Company’s employees and directors must also annually certify their compliance with the Code of Conduct. Disclosures of an actual or potential conflict of interest are reviewed by the Company’s General Counsel to ensure appropriate follow-up and reporting. Any waiver from the Code of Conduct requires the approval of the CEO in consultation with the G&N Committee. For senior executive officers and members of the Board, a waiver requires the express approval of the Company’s Board and must be promptly disclosed as required by law and regulation. Since the beginning of 2025, there has been no waiver of any aspect of the Code of Conduct.

If a director or officer has a material interest in a transaction or agreement involving the Company, or otherwise identifies a potential personal conflict, the director or officer must declare the conflict or potential conflict to the Board. A director who has a material interest, conflict or potential conflict must abstain from voting on the matter at any Board meeting where it is being discussed or considered.

The Board also forms special committees as needed, comprised of only independent directors, to evaluate proposed related party transactions and ensure that independent judgment is used to evaluate the transaction, free of any potential or actual conflict of interest, or for other purposes as needed and determined by the Board in its sole discretion. In addition, the Board considers related party transactions in conjunction with making director independence determinations. Completion of annual questionnaires by directors and officers of the Company assists in identifying possible related party transactions.

Except as set forth below, since January 1, 2024, the Company has not been a party to any related party transactions. A related party transaction includes transactions in which the Company was or is to be a participant and the amount involved exceeds the lesser of: (i) $120,000 and (ii) 1% of the average of the Company’s total assets as of year-end for the last two completed fiscal years. A related party includes any shareholder, director, director nominee, or executive officer of the Company who beneficially owns more than five percent of the Company’s voting securities, and the immediate family members of any such person.

GM Transactions

On October 15, 2024, the Company and GM entered an investment agreement (the “Investment Agreement”) to establish a joint venture for the purpose of funding, developing, constructing and operating Thacker Pass. Prior to closing the JV Transaction on December 23, 2024, the Company transferred its interest and certain other assets into Lithium Nevada Ventures LLC. In connection with the JV Transaction, the Company also closed an amendment to the DOE Loan to accommodate changes relating to the JV Transaction.

Under the terms of the Investment Agreement, GM acquired a 38% asset-level ownership stake in Thacker Pass for $625 million in total cash and letters of credit, including $430 million of direct cash funding to the JV to support the construction of Phase 1 and a $195 million letter of credit facility (“LC Facility”) that can be used as collateral to support reserve account requirements under the DOE Loan.

As part of the Arrangement, the agreement to supply GM with lithium carbonate production from Thacker Pass (the “Offtake Agreement”) was assigned by Old LAC to the Company. GM agreed to extend its existing Offtake Agreement for up to 100% of production volumes from Phase 1 of Thacker Pass to 20 years to support the maturity of the DOE Loan. On closing of the JV Transaction, GM also entered into an additional 20-year offtake agreement for up to 38% of Phase 2 production volumes and will retain its existing right of first offer on the remaining Phase 2 production volumes.

The Company and GM terminated the Tranche 2 Investment subscription agreement concurrent with the execution of the Investment Agreement.

In October 2025, the Company entered into an omnibus waiver, consent and amendment (the “OWCA”) with the DOE and related parties in connection with the DOE loan and agreed to modify certain agreements with General Motors and the Company’s joint venture (the “LAC‑GM Joint Venture”). On January 30, 2026 (the “Issuance

Date”), the Company executed an amended and restated company warrant, an amended and restated joint venture warrant, a registration rights agreement, a put, call and exchange agreement among the Company, the LAC‑GM Joint Venture, General Motors Holdings LLC and DOE, and a second amended and restated limited liability company agreement for the LAC‑GM Joint Venture (collectively, the “Transaction Documents”).

Under the Transaction Documents, DOE received (i) a warrant to purchase up to 18,268,687 of the Company’s common shares—representing 5% of the Company’s outstanding shares as of the Issuance Date—at an exercise price of $0.01 per share, and (ii) a warrant to purchase non‑voting units representing a 5% economic interest in the LAC‑GM Joint Venture (8,656,509,695 units) at an exercise price of $0.0001 per unit. Each warrant is exercisable for ten years from issuance and includes customary anti‑dilution adjustments, and the joint venture warrant includes an exchange feature into Company common shares under defined conversion mechanics.

The Company also agreed to file a resale registration statement with the SEC by June 30, 2026 for the securities underlying the DOE warrants and granted DOE customary demand and piggy‑back registration rights. The Company will bear certain related expenses and provide customary indemnities.

Pursuant to the put, call and exchange agreement, DOE may require GM to purchase the joint venture warrant (or cause the venture to do so) or, if a sale price cannot be agreed within specified timeframes, to exchange the joint venture warrant into a Company warrant based on a defined “Warrant Conversion Rate.” Following the earlier of scheduled or actual substantial completion of the Thacker Pass project, GM has a corresponding call right on similar terms.

In coordination with these actions, the Company agreed to amend its Phase 1 and Phase 2 offtake arrangements with GM to (i) accelerate certain production and purchase forecast timelines, (ii) extend the forecast horizon during the initial years of Phase 1 while prioritizing GM’s volumes and capping third‑party firm commitments relative to GM’s forecasts, (iii) cap GM’s year‑over‑year forecast growth during that initial period, and (iv) provide a profit true‑up if GM relinquishes non‑binding volumes but later procures those volumes from third parties at higher prices. After the initial period, the arrangements revert to a two‑year forecast horizon with no cap on GM’s forecasts and defined caps on third-party commitments.

Additionally, the Company will contribute $120 million to DOE loan reserve accounts within 12 months of the OWCA’s effective date ($60 million to a DSCR shortfall reserve and $60 million to a care‑and‑maintenance reserve). The LAC‑GM Joint Venture’s operating agreement will be amended to authorize capital calls in the event of an imminent default under the DOE loan (with contributions generally at fair market value, subject to specified exceptions), and certain borrower bankruptcy-remoteness provisions under the DOE loan will be amended.

Zach Kirkman is considered a “related person” for the purposes of Item 404(a) of Regulation S-K.

Indebtedness of Directors and Executive Officers

None of the current or former directors or executive officers of the Company or its subsidiaries, any nominee for director of the Company, nor their respective associates or affiliates, are or have been indebted to the Company or its subsidiaries since the beginning of the last completed financial year of the Company.

PROPOSAL NO. 3:

Appointment of Independent Registered Public Accounting Firm

The A&R Committee has recommended to the Board that PwC be nominated for appointment by the Shareholders, at a remuneration to be fixed by the Board, to serve as the Company’s independent registered public accounting firm for the ensuing year. PwC has served as the Company’s independent registered public accounting firm since the Company's incorporation and has audited the Company’s financial statements as of and for the fiscal year ended December 31, 2025.

The Company expects that a representative of PwC will be present at the Annual Meeting to answer questions and make a statement if they desire to do so.

Audit and Other Fees

The following table sets forth the aggregate fees billed by the Company’s external auditors, PricewaterhouseCoopers LLP, Vancouver, British Columbia, Canada (PCAOB ID #271), by category, together with the corresponding fees billed by the auditors for each category of service for the financial years ended December 31, 2024 and 2025.

	2025	2024	Description of fee category
Audit fees	$655,028	$690,212	Represents the aggregate fees for audit services.(1)
All other fees	$2,140	$3,986	Represents the aggregate fees for products and services provided by the Company’s auditors other than those services reported under “Audit fees”.
Total fees	$657,168	$694,198

Notes:

(1)
During fiscal years 2025 and 2024, the services provided in the “Audit fees” category include services in relation to the audit and review of the Company’s financial statements, the financial statements of its subsidiaries and in connection with prospectus offerings

Pre-Approval Policies and Procedures

The A&R Committee has adopted a policy that requires pre-approval by the A&R Committee of any services provided by the Company’s independent auditors, whether audit or non-audit services. All of the services and fees described under the categories of “Audit fees,” and “All other fees” above were reviewed and approved by the A&R Committee before the respective services were rendered. The Company is not relying upon a waiver pursuant to the provisions of paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X.

The A&R Committee has considered the nature and amount of the fees billed by PwC and believes that the provision of the services for activities unrelated to the audit is compatible with maintaining the independence of PwC.

Vote Required

Approval of Proposal No. 3 requires the affirmative vote of a majority of the votes cast by Shareholders, in person or by proxy, at the Annual Meeting. If you appoint the Management Nominees named in the accompanying form of proxy as your proxyholders, in the absence of instructions to the contrary, the accompanying proxy will be voted FOR this proposal. Shareholders may vote “FOR” or “WITHHOLD” for the appointment of PwC.

Recommendation

The Board unanimously recommends that Shareholders vote FOR the appointment of PwC as the independent registered public accounting firm of the Company, at a remuneration to be fixed by the Board, for the ensuing year.

Report of Audit and Risk Committee

In the course of providing its oversight responsibilities regarding the Company’s financial statements for the year ended December 31, 2025, the Audit and Risk Committee (referred to in this section as the “Committee”) of the Board reviewed and discussed the audited financial statements, which appear in our Annual Report on Form 10-K, with management and PwC, our independent auditor for the reporting period. The Committee reviewed accounting principles, practices and judgments as well as the adequacy and clarity of the notes to the financial statements.

The Committee has discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. The Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Committee concerning independence. The Committee has discussed with the independent auditor its independence.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2025.

Audit and Risk Committee: Fabiana Chubbs, Chair Michael Brown Jinhee Magie

Shareholder Proposals and Nominees For 2027 Annual Meeting

Proposals of Shareholders to be considered for inclusion in the proxy materials for the Company’s 2027 annual meeting of shareholders (the “2027 Meeting”) pursuant to Rule 14a-8 under the Exchange Act must be submitted in writing to the Corporate Secretary at Lithium Americas Corp., 3260 - 666 Burrard St, Vancouver, BC V6C 2X8, and must be received no later than December 31, 2026. Under the Business Corporations Act (British Columbia), the statute under which the Company is incorporated, shareholder proposals must be received at the registered office of the Company at least three months before the anniversary of the previous year’s annual general meeting. Because the shareholder proposal deadline under the Business Corporations Act (British Columbia) is more stringent for the Company and more favorable for Shareholders, the Company will abide by it. Accordingly, to be eligible for inclusion in the proxy materials for the 2027 Meeting, shareholder proposals prepared in accordance with applicable laws must be received at the Company’s registered office on or before March 22, 2027.

Shareholders intending to present a proposal or nominee at the 2027 Meeting, but not to include the proposal or nominee in the Company’s proxy statement, must provide notice to the Company of such a proposal or nominee for the 2027 Meeting no later than the close of business on March 22, 2027. If a shareholder fails to satisfy the requirements of Rule 14a-4 under the Exchange Act, LAC may exercise discretionary voting authority under proxies the Company solicits to vote on any such proposal it determines appropriate.

To comply with the universal proxy rules, any shareholder who intends to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 23, 2027. However, in the event that the date of the 2027 Meeting is advanced or delayed by more than 30 days from the anniversary date of the Meeting, in order to be timely, notice by the shareholder must be so delivered not later than the close of business on the later of the 60th day prior to the 2027 Meeting or the 10th day following the day on which public announcement of the date of the 2027 Meeting is first made by the Company.

Additional Information

Financial information about the Company is included in the Company’s annual financial statements and management’s discussion and analysis for its most recently completed financial year. These documents, along with the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, are filed under the Company’s profile on SEDAR+ (www.sedarplus.ca) and on EDGAR (www.sec.gov). Information concerning the Company, including printed copies of its annual financial statements, MD&A and Annual Report on Form 10-K, may be obtained by any Shareholder free of charge by contacting Odyssey at 1-888-290-1175 within North America or 1-587-885-0960 outside of North America, or by email at shareholders@odysseytrust.com.

YOUR VOTE MATTERS.

For inquiries about the meeting, please contact

Morrow Sodali (Canada) Ltd.

North American Toll Free: 1-888-444-0623

Collect Outside North America: 1-289-695-3075

Email: assistance.investor@sodali.com

For general inquiries about the Company,

contact our corporate office:

Lithium Americas Corp.

3260 – 666 Burrard St,

Vancouver, BC V6C 2X8 Canada

T: 1-778-656-5820

E: info@lithiumamericas.com
W: lithiumamericas.com

NYSE and TSX: LAC

Lithium Americas Corp.
Proxy Card – Annual Meeting of Shareholders to be held on June 22, 2026	Trader’s Bank Building 1100, 67 Yonge Street Toronto ON M5E 1J8

Appointment of Proxyholder

I/We being the undersigned holder(s) of common shares of Lithium Americas Corp. hereby appoint Director and Executive Chair, Kelvin Dushnisky or failing this person, Director, President and Chief Executive Officer, Jonathan Evans or failing this person, Senior Vice President, General Counsel and Corporate Secretary, Edward Grandy (the “Management Nominees”)

OR	Print the name of the person you are appointing if this person is someone other than the Management Nominees listed herein:

as my/our proxyholder with full power of substitution and to attend, act, and to vote for and on behalf of the holder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual Meeting of Shareholders of Lithium Americas Corp. to be held virtually at https://meetings.lumiconnect.com/400-209-869-217 on June 22, 2026 at 9:00 a.m. Pacific time or at any adjournment or postponement thereof.

Management recommends voting "For" each of the following matters as indicated by the highlighted text over the boxes below.

										For	Against
1.	Fix the Number of Directors. To fix the number of directors of Lithium Americas Corp. to be elected at the Meeting at seven (7).
2.	Election of Directors.	For	Withhold			For	Withhold			For	Withhold
a.	Kelvin Dushnisky			b.	Yuan Gao			c.	Michael Brown
d.	Fabiana Chubbs			e.	Jonathan Evans			f.	Philip Montgomery
g.	Clayton Walker
										For	Withhold
3.

Appointment of Auditors. To appoint PricewaterhouseCoopers LLP, Chartered Professional Accountants, as Auditors of Lithium Americas Corp., for the ensuing year and to authorize the board of directors of Lithium Americas Corp. to fix their remuneration.

Authorized Signature(s) – This section must be completed for your instructions to be executed.

I/we authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.

Signature(s):	Date
MM / DD / YY

Interim Financial Statements – Check the box to the right if you would like to RECEIVE Quarterly Reports, containing quarterly financial statements and MD&A, on Form 10-Q by mail. See reverse for instructions to sign up for delivery by email.

Annual Financial Statements – Check the box to the right if you would like to RECEIVE the Annual Report, containing annual financial statements and MD&A, on Form 10-K by mail. See reverse for instructions to sign up for delivery by email.

INSTEAD OF MAILING THIS PROXY, YOU MAY SUBMIT YOUR
PROXY USING SECURE ONLINE VOTING AVAILABLE ANYTIME:

This Proxy Card is solicited by and on behalf of Management.

Proxies must be received by 9:00 a.m., Pacific time, on June 18, 2026.

Notes to Proxy

1.
Each holder has the right to appoint a person or company, who need not be a holder, to attend and represent them at the Meeting other than the persons whose names are printed herein. If you wish to appoint a person or company, other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided on the reverse.
2.
If the securities are registered in the name of more than one holder (for example, joint ownership, trustees, executors, etc.) then all of the registered owners must sign this proxy in the space provided on the reverse. If you are voting on behalf of a corporation or another individual, you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated.
3.
This proxy should be signed in the exact manner as the name appears on the proxy.
4.
If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.
5.
The securities represented by this proxy will be voted as directed by the holder; however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management.
6.
The securities represented by this proxy will be voted or withheld from voting, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.
7.
This proxy confers discretionary authority in respect of amendments to matters identified in the Notice of Meeting or other matters that may properly come before the Meeting or any adjournment or postponement thereof .
8.
This proxy should be read in conjunction with the accompanying documentation provided by Management.
Shareholder Address and Control Number Here

To Vote Your Proxy Online please visit:

https://vote.odysseytrust.com

You will require the CONTROL NUMBER printed with your address to the right.

You can attend the meeting virtually by visiting https://meetings.lumiconnect.com and entering the meeting ID 400-209-869-217. For further information on the virtual meeting and how to attend it, please view the proxy statement of the company.

If you vote by Internet, do not mail this proxy card.

To request the receipt of future documents via email and/or to sign up for Securityholder Online services, you may contact Odyssey Trust Company at https://odysseytrust.com/ca-en/help/.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual. A return envelope has been enclosed for voting by mail.